                                                                   Exhibit 10.17
                                                                   -------------

                                   AGREEMENT
                                      OF
                              MEDIAAMERICA, INC.,
                                RON HARTENBAUM,
                                GARY SCHONFELD,
                          JONES NETWORK HOLDINGS, LLC
                                      AND
                      JONES INTERNATIONAL NETWORKS, LTD.

                               TABLE OF CONTENTS
                               -----------------

1. Transfer of MAI Assets to New Company...........................................   2
Assumption of Certain Obligations and Liabilities..................................   2
Excluded Assets and Liabilities....................................................   3
Transfers to New Company by Jones..................................................   4
Exchange Consideration.............................................................   4
The Working Capital Adjustment.....................................................   5
The Earnout........................................................................   7
Exchange Allocation................................................................   9
Certain Taxes......................................................................  10
2. Representation, Warranties, and Covenants of MAI and the Shareholders...........  10
Due Organization; Capitalization: Articles and By-laws; Other Names; Authority.....  10
Subsidiaries or Affiliates.........................................................  11
Financial Statements...............................................................  11
Title to Properties; Liens; Condition of Properties................................  12
Accounts Receivable and Receivable From Affiliate..................................  13
Governmental Authority; Compliance With Law........................................  14
Taxes..............................................................................  14
Contracts and Agreements...........................................................  15
Labor, Benefit, Employment Agreements, ERISA and Employees.........................  16
Litigation and Disputed Items......................................................  17
Options............................................................................  18
No Violation of Other Instruments..................................................  18
Brokerage Commissions..............................................................  18
Governmental Approvals.............................................................  18
Transactions with Affiliates.......................................................  19
Intellectual Property..............................................................  19
Libraries and Programs.............................................................  19
Regarding the Assets...............................................................  20
Correctness of Representations and Warranties......................................  20
Operations from Date of Latest MAI Financial Statements to Date of this Agreement..  20
3. Representations, Warranties and Covenants of Jones and New Company..............  21
Due Organization; Capitalization; Articles and By-laws; Authority..................  22
Brokerage Commissions..............................................................  22

Financial Statements...............................................................  22
No Violation of Other Instruments..................................................  24
Governmental Approvals.............................................................  24
Validity of Shares to be Issued....................................................  25
Articles and Bylaws................................................................  25
Governmental Authority; Compliance With Law........................................  25
Litigation and Disputed Items......................................................  25
Options............................................................................  26
Correctness of Representations and Warranties......................................  26
4. Covenants and Agreements of MAI.................................................  26
Access.............................................................................  26
Satisfaction of Conditions.........................................................  27
Payment of Bank Loans..............................................................  27
Operations Prior to the Closing....................................................  27
Name Change Filing.................................................................  30
Bulk Sales Law Compliance..........................................................  31
Investment Representations.........................................................  31
Authorization to Collect Accounts Receivable.......................................  31
Updated Schedules..................................................................  31
5. Covenants and Agreements of the Shareholders....................................  32
Concerning MAI.....................................................................  32
Exclusivity........................................................................  32
6. Covenants and Agreements of Jones and New Company...............................  33
Satisfaction of Conditions.........................................................  33
Access.............................................................................  33
Employment Offers..................................................................  33
Consultation With MAI..............................................................  34
Substituted Letter of Credit.......................................................  34
Consents...........................................................................  34
7. The High Yield Offering.........................................................  34
Nature of the Offering.............................................................  34
Reimbursement of Certain Expenses..................................................  35
Availability of Underwriters.......................................................  35
8. Conditions to Obligations of MAI and the Shareholders...........................  35
Accuracy of Representations, Warranties and Covenants..............................  35
Absence of Litigation..............................................................  36
Validity of Transactions...........................................................  36

No Material Adverse Change, Officers' Certificate..................................  36
Opinion of Counsel.................................................................  36
Completion of the High Yield Offering..............................................  38
Hart-Scott-Rodino Waiting Period...................................................  38
9. Conditions to Obligations of Jones and New Company..............................  38
Accuracy of Representations, Warranties and Covenants..............................  38
Absence of Litigation..............................................................  39
Validity of Transactions...........................................................  39
No Material Adverse Change, Officers' Certificate..................................  39
Opinion of Counsel.................................................................  39
Completion of the High Yield Offering..............................................  41
Hart-Scott-Rodino Waiting Period...................................................  41
Consents...........................................................................  41
10. The Closing....................................................................  41
11. Survival of Representations and Warranties.....................................  42
12. Expenses.......................................................................  42
13. Termination....................................................................  43
14. Indemnification................................................................  44
By MAI.............................................................................  44
By Jones and New Company...........................................................  46
15. Confidential Information.......................................................  48
Exceptions.........................................................................  48
Prohibition of Disclosure..........................................................  49
Use of  Confidential Information...................................................  49
Return of Confidential Information.................................................  50
Injunctive Relief..................................................................  50
16. Notices........................................................................  50
17. Miscellaneous..................................................................  51
Counterparts.......................................................................  51
Entire Agreement, No Waiver........................................................  51
Headings...........................................................................  52
Schedules and Exhibits as Part of Agreement........................................  52
Use of the Plural, etc.............................................................  52
Assignment.........................................................................  52

Governing Law......................................................................  52
Publicity..........................................................................  53
Further Assurances.................................................................  53
No Third Party Beneficiaries.......................................................  53
Extension of Representation Agreement..............................................  53

EXHIBIT:


A.   Example of the Working Capital Adjustment
B.-1 Example of the Earnout
B.-2 Selling, General and Administrative Expense Allocation
C.   (No Exhibit)
D.   New Company Articles of Incorporation
E.   Pro Forma Capitalization
F.   Employment Agreement
G.   Post-Closing Agreement
H.   Registration Rights Agreement
I.   Section 351 Plan
J.   Budgeted Commission Revenue Schedule
K.   Extension and Amendments of Representation Agreements

                                   AGREEMENT
                                   ---------

     This Agreement, dated as of June 2, 1998 (the "Agreement"), is by and among MEDIAAMERICA, INC., a New York corporation ("MAI"), Ron Hartenbaum and Gary Schonfeld (individually a "Shareholder" and together the "Shareholders"), JONES NETWORK HOLDINGS, LLC, a Colorado limited liability company ("Jones") and JONES INTERNATIONAL NETWORKS,LTD. ("New Company"), a newly organized Colorado corporation and a wholly-owned subsidiary of Jones.


                                R E C I T A L S
                                ---------------

     (a) MAI is in the business of creating, producing, selling, buying, representing and distributing radio programming and networks.

     (b) MAI and Jones desire to combine their business enterprises through the contribution of specified assets and liabilities to New Company.

     (c) Jones presently holds all of the outstanding stock of the Colorado corporation known as JPN, Inc., and is the obligor of a promissory note payable to Jones Global Group, Inc. ("Global Group"). Jones has formed New Company and intends to have New Company acquire the JIN shares and assume Jones' obligations under the promissory note payable to Global Group to New Company, all in connection with the other transactions contemplated by this Agreement.

     (d) Jones and New Company desire to have New Company acquire certain assets and assume certain liabilities of MAI and MAI and the Shareholders desire to have MAI transfer such assets and liabilities to New Company, all on the terms and conditions hereinafter set forth. As part of such transaction, certain of the parties are to enter into one or more related agreements which are set forth as exhibits to this Agreement.

     (e) The parties intend that the transfers by Jones and MAI to New Company described in this Agreement shall together qualify as an exchange under the provisions of Section 351 ("Section 351") of the Internal Revenue Code of 1986, as amended (the "Code").

     Now, therefore, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.   Transfer of MAI Assets to New Company.
     -------------------------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 10) MAI agrees to transfer and deliver to New Company and New Company agrees to acquire and accept from MAI all of the assets and properties of MAI, whether real, personal, tangible or intangible as the same may exist on the date hereof, and all additions thereto on and after the date hereof through and including the Closing Date (as defined in Section 10) but less (i) any permitted dispositions thereof between the date of this Agreement and the Closing Date, and (ii) the "Excluded Assets" as defined in Section 1(c). Such assets and properties to be transferred and delivered are referred to hereinafter as the "Assets," which shall include without limitation the following:

          (i) All cash, cash equivalents, accounts receivable, prepaid expenses, loans receivable, investments of all kinds and descriptions, security deposits and government securities;

          (ii) All contracts, contract rights, programming agreements, radio affiliate agreements, agreements to provide services to third parties and all other agreements and arrangements, whether similar or dissimilar;

          (iii)  All customer, advertiser and radio station affiliate lists;

          (iv) All furniture, fixtures, leasehold improvements, computer hardware and computer software;

          (v) All interests in and to any real property, including any leasehold interests;

          (vi) All Intellectual Property Rights (as defined in Section 2(p) and goodwill;

          (vii) All files, data, books and records related to or with respect to the Assets; and

          (viii) All rights in and to the names "MediaAmerica" and "MediaAmerica, Inc." and any derivations from or variations thereof.

     (b) Assumption of Certain Obligations and Liabilities.  On the terms and
         -------------------------------------------------
subject to the conditions set forth in this Agreement at the Closing, New Company shall assume and agree to pay, discharge and perform when due all of the liabilities and obligations of MAI to be performed after the Closing which are
(i) disclosed or included in the Latest MAI Financial Statements (as defined below), (ii) incurred in the ordinary course of business since March 31, 1998,
(iii) listed in a Schedule (unless excluded as an Excluded Liability) and (iv) contracts or liabilities not required to be scheduled because they fall below the threshold disclosure level prescribed for the relevant Schedule (collectively, the "Liabilities"), except that (x) no unknown or contingent liabilities of MAI shall be assumed by New Company and such liabilities shall remain the obligations of MAI and (y) liabilities and obligations which are specifically hereinafter excluded from assumption by the terms of this Agreement shall remain the obligations of MAI. It is understood and agreed that after the Closing, MAI shall remain in existence for at least two (2) years, and that certain of its obligations and liabilities are not to be assumed or assigned pursuant to this Agreement.

     (c)  Excluded Assets and Liabilities.  The following sets forth those
          -------------------------------
assets and liabilities which will not be transferred to, or assumed by, New Company and shall remain with MAI.

     Excluded Assets:
     ----------------

          (i) Any and all contracts, plans, contributions, funds or trusts arising out of or related to any pension plan, deferred compensation plan, profit sharing plan, 401(k) plan, or other employee benefit plan or arrangement.

          (ii) Any loans receivable from Promotion Development Group ("PDG"), and from the Shareholders.

          (iii)  Any income tax refund of any kind, nature or description.

          (iv)   Minute books and stock ledger books.

          (v) Any payment, refund, recovery, receivable or insurance proceeds related to Excluded Liabilities or Excluded Assets

          (vi) Any litigation settlement proceeds or litigation expense reimbursements.

          (vii)  Any insurance policies.

     Excluded Liabilities:
     ---------------------

          (i) Any liability or obligation whatsoever, whether fixed or contingent, that arises out of, or relates in any way to, any pension plan, profit sharing plan, 401(k) plan or other employee benefit plan, including any deferred compensation or health care arrangement.

          (ii) Any undisclosed or contingent liability of any kind, nature or description.

          (iii) Any income tax liability or income tax-related liability of any kind, nature or description.

          (iv) Any liability or responsibility to provide any COBRA coverage or notices under Part 6 of Title I of ERISA.

          (v) Any liability with respect to any litigation, whether or not disclosed, except as set forth in the sentence following clause (vi).

          (vi) Liabilities and expenses arising in connection with the New York sales tax audit, including reserves related thereto.

Notwithstanding the foregoing, the parties hereto agree that if litigation against MAI or New Company is brought by or against a third party (other than PDG) with which MAI has an agreement and such litigation arises out of the treatment of such agreement (either as transferred to New Company or subject to the Management Agreement) pursuant to the terms of this Agreement, the expenses and costs of such litigation, and any damages related thereto (and recoveries therefrom), shall be shared equally by MAI on the one hand and New Company on the other.

     (d) Transfers to New Company by Jones.  At or before the Closing, Jones
         ---------------------------------
will transfer or will cause to be transferred to New Company its only assets, consisting of 2,980,953 shares of Class A Common Stock and 1,785,120 shares of Class B Common Stock of JPN, Inc., and will also cause New Company to assume its obligation under the promissory note in the amount of $10 million plus any accrued interest, payable to Jones Global Group, Inc. Upon such transfers, Jones will receive 2,980,953 shares of Class A Common Stock of New Company and 1,785,120 shares of Class B Common Stock of New Company, all of which shares shall then be distributed to the interest owners of Jones. Exhibit E hereto sets forth, on a pro forma basis, the capitalization and debt of New Company, assuming (i) the Closing has occurred, (ii) completion of the High Yield Offering (as defined in Section 7 of this Agreement), and (iii) the completion of the transfers to New Company set forth in this Section 1(d).

     (e) Exchange Consideration.  The exchange consideration payable to MAI for
         ----------------------
the transferred Assets (the "Exchange Consideration") shall be $32.7 million plus or minus the "Working Capital Adjustment" (as hereinafter defined). In addition, New Company shall also pay to MAI the Earnout (as defined below) ,if any, as set forth in Section 1(g) of this Agreement. The Exchange Consideration to be paid at the Closing shall be as follows:

          (i)    $26.7 million in cash.

          (ii) $6 million (plus or minus the Estimated Working Capital Adjustment, as hereinafter defined) in shares of Class A Common Stock in New Company at an agreed value of $15.00 per share.

     (f)  The Working Capital Adjustment.
          ------------------------------

          (i) The "Working Capital Adjustment" means the amount, determined in accordance with generally accepted accounting principles and the historical accounting principles and methodologies applied in the preparation of the MAI Financial Statements, as defined below (the "Historical GAAP Accounting Principles"), which is equal to the difference between the sum of the current Assets of MAI to be transferred pursuant to this Agreement and the sum of the current Liabilities of MAI to be assumed pursuant to this Agreement, all as of the Closing Date, provided that deferred rent shall not be included as a current Liability for purposes of the Working Capital Adjustment. For the purpose of calculating the Working Capital Adjustment, but not the Estimated Working Capital Adjustment, (x) the net accounts receivable amount (accounts receivable less the allowance for doubtful accounts) determined using Historical GAAP Accounting Principles will be adjusted to reflect the amount of accounts receivable estimated to be collectible based upon actual collection results and other facts and circumstances existing at the time that the Working Capital Adjustment is calculated and (y) in the event the Closing occurs other than on the last day of a broadcast month, revenues and expenses shall be allocated to the portion of the month prior to the Closing, as agreed to by the parties in good faith.

          (ii) Not less than five (5) days prior to the Closing Date, MAI shall, in good faith, prepare in accordance with the Historical GAAP Accounting Principles and deliver to Jones a balance sheet projected as of the opening of business on the Closing Date (the "Estimated Closing Date Balance Sheet"), and a calculation of the Working Capital Adjustment ("Estimated Working Capital Adjustment") based on such Estimated Closing Date Balance Sheet.

          (iii) Not more than sixty (60) days after the Closing Date, MAI shall prepare in accordance with the Historical GAAP Accounting Principles and deliver to Jones a balance sheet as of the opening of business on the Closing Date (the "Closing Date Balance Sheet"), which shall be true and correct as of the Closing Date, and a calculation of the Working Capital Adjustment based on such Closing Date Balance Sheet. If the Working Capital Adjustment is greater than the Estimated Working Capital Adjustment, New Company shall pay the difference to MAI, and if the Working Capital Adjustment is less than the Estimated Working Capital Adjustment, MAI shall pay the difference to New Company. All payments pursuant to this Section 1(f)(iii) shall be made in shares of Class A Common Stock of New Company, valued at $15.00 per share. Subject to the provisions of Section 1(f)(iv), payment of such adjustment amounts on the basis of the Working Capital Adjustment shall be made prior to the close of business on the second business day following the date that the Closing Date Balance Sheet shall become final and binding pursuant to Section 1(f)(iii);

          (iv) Jones agrees that the Closing Date Balance Sheet delivered by MAI to New Company pursuant to Section 1(f)(iii) and the computation of the Working Capital Adjustment annexed thereto shall be conclusive and binding upon the parties unless New Company, within twenty (20) days after the delivery to New Company of such Closing Date Balance Sheet, notifies MAI in writing that New Company disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor, and any amount due MAI or New Company, as the case may be, shall nonetheless be promptly paid to the extent such amount is not in dispute. The parties shall in good faith attempt to resolve any dispute, in which event the Closing Date Balance Sheet and the computation of the Working Capital Adjustment, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties. If any such dispute cannot be resolved by the parties within ten (10) days after the date of the notice of the dispute, it shall be referred to an arbitrator ("Arbitrator") who shall be a mutually satisfactory independent public accounting firm of national stature that has not been employed by either party for the two years preceding the Closing Date. If the parties cannot agree to a mutually satisfactory independent public accounting firm of national stature, such accounting firm shall be appointed as Arbitrator by the President of the American Arbitration Association, upon the application of either party. The determination of the Arbitrator shall be conclusive and binding on each party. The fees of any arbitration (including the fees of the Arbitrator) pursuant to this clause shall be borne equally by New Company and MAI (or the Shareholders).

          (v) Each party hereby acknowledges and agrees that access to employees and representatives of the other party may be required in order that MAI may prepare the Closing Date Balance Sheet and Jones may review the Closing Date Balance Sheet. Each party shall make such persons available to the other party and its representatives and shall give the other party and its representatives all necessary access to the Books and Records (as defined herein), without charge to the other party, as may reasonably be requested by the other party, in order to assist in the preparation and review of the Closing Date Balance Sheet.

          (vi) An example of the Working Capital Adjustment, using the unaudited March 31, 1998 balance sheet of MAI, is set forth on Exhibit A hereto. Such example is for illustrative purposes only and shall not constitute the actual calculation of the Working Capital Adjustment determined at the Closing Date.

     (g)  The Earnout.  The Exchange Consideration shall be adjusted up in the
          -----------
event the amount of the Earnout is greater than zero. The Earnout shall be calculated for the twelve accounting months period which commences on the first day of the first accounting month following the Closing (the "Earnout Period") with respect to the EBITDA (meaning net income before interest income and expense, taxes, depreciation and amortization; generated by the "MAI Business" (as hereinafter defined) as follows:

          The "Earnout" shall mean an amount equal to (i) (a) EBITDA in excess of $4.24 million from all shows other than (A) the Dr. Dean Edell Show, Dr. Dean Edell's Medical Minutes, The Rush Morning Update, and The Rush Limbaugh Show (collectively, the "Excluded Shows") or (B) any termination fees associated with the Excluded Shows multiplied by
          (b) nine (9), plus (ii) EBITDA in excess of $0.26 million from the Excluded Shows and any termination fees associated with the Excluded Shows which are not reflected in EBITDA for the Excluded Shows.

     (i) The term "MAI Business" shall mean (w) all advertising representation agreements of the nature of those to be acquired from MAI by New Company, whether in existence at the Closing or entered into during the Earnout Period, (x) the radio programming agreements included in the Assets, (y) radio programming agreements principally attributable to the efforts of a Shareholder which are entered into during the Earnout Period as agreed to by MAI and New Company on a case-by-case basis and (z) promotion and sponsorship agreements (whether or not related to radio). MAI Business shall not include any radio programming which is purchased after the Closing.

     (ii) For the purposes of the Earnout calculation, (a) net income, interest income and expense, taxes, depreciation and amortization related to the MAI Business will be for the Earnout Period, and the related statements of financial position, income and cash flows, shall each be prepared in accordance with the

Historical GAAP Accounting Principles (the "Earnout Financial Statements"), (b) selling, general and administrative expenses shall be allocated as set forth on Exhibit B-2; and (c) the calculation of the Earnout shall be made as if the representation agreement, in effect as of the date hereof, between Jones and MAI, were in effect, whether or not such agreement is in effect during the Earnout Period;

     (iii) As promptly as practicable, but in any event not later than two (2) months after the end of the Earnout Period, New Company shall prepare and deliver to MAI (a) the Earnout Financial Statements, together with a certificate of the Chief Financial Officer of New Company certifying that the Earnout Financial Statements have been prepared in accordance with the Historical GAAP Accounting Principles, and (b) the computation of the Earnout, in accordance with Section 1(g)(ii). As promptly as practicable after the Earnout Financial Statements are delivered, but in no event later than three (3) months after the end of the Earnout Period, subject to the provisions of Section 1(g)(iv) and except to the extent amounts payable under the Earnout are in dispute, all required payments under this Section 1(g) shall be made on the basis of the Earnout Financial Statements. In the event New Company is required to make a payment under this Section 1(g) on the basis of the Earnout Financial Statements, up to and including $5 million of such payment shall be made in shares of Class A Common Stock of New Company, valued at $15.00 per share. Any amount of such required payment in excess of $5 million shall be paid by New Company in cash.

     (iv) MAI agrees that the Earnout Financial Statements and the computation of the Earnout annexed thereto shall be conclusive and binding upon the parties unless MAI, within twenty (20) days after the delivery to MAI of the Earnout Financial Statements, notifies New Company in writing that MAI disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefore, and any amount due MAI shall nonetheless be promptly paid to the extent such amount is not in dispute. The parties shall in good faith attempt to resolve any dispute, in which event the Earnout Financial Statements and the computation of the Earnout, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties for purposes of calculation of the Earnout. If any such dispute cannot be resolved by the parties within ten (10) days after the date of the notice of the dispute, it shall be referred to an arbitrator ("Arbitrator") who shall be a mutually satisfactory independent public accounting firm of national stature that has not been employed by either party for the two years preceding the Closing Date. If the parties cannot agree to a mutually satisfactory independent public accounting firm of national stature, such accounting firm shall be appointed as Arbitrator by the President of the American Arbitration Association upon application of either party. The determination of the Arbitrator shall be conclusive and binding on each party. The fees of any arbitration (including the fees of the Arbitrator) pursuant to this clause shall be borne equally by New Company and MAI (or the Shareholders);

     (v) New Company hereby acknowledges and agrees that access to employees and representatives of New Company may be required in order that MAI may evaluate the Earnout Financial Statements. New Company shall make such persons available to MAI and its representatives and shall give MAI and its representatives all necessary access to the Books and Records, without charge to MAI, as may reasonably be requested by MAI, in order to evaluate the Earnout Financial Statements.

     (vi) An example of the Earnout using illustrative EBITDA projections for the period ending June 30, 1999 as the basis for the calculations is set forth on Exhibit B-1 hereto. Such example is for illustrative purposes only and shall not constitute the actual calculation of the Earnout.

     (vii) The parties agree the MAI Business shall be conducted, and shall be permitted to be conducted, during the Earnout Period in the ordinary course, consistent with past operations and with the goal of creating long-term value (which may include entering into short-term arrangements or agreements), and the parties further agree that during the Earnout Period the MAI Business shall not be conducted or prevented from being conducted with the intention of distorting a fair calculation of the Earnout.

     (h)  Exchange Consideration Allocation.  The parties agree that the Assets
          ---------------------------------
which are reflected on the Closing Date Balance Sheet shall be allocated that portion of the Exchange Consideration (exclusive of the Earnout) as is equal to the adjusted tax basis of such Assets, except that accounts receivable shall be valued at their book values as set forth in the Closing Date Balance Sheet, unless an Arbitrator is chosen pursuant to Section 1(f)(iv), in which event the book values of the accounts receivable as determined by the Arbitrator shall control. Any remaining amount of the Exchange Consideration (including the Earnout) shall be allocated entirely to goodwill. The parties agree that the amounts allocated to the Assets in this Section 1(h) equal the fair market values of the respective Assets. The same percentage of cash and stock shall be allocated to each Asset. The parties shall agree to the allocation of the Exchange Consideration (exclusive of the Earnout) as soon as practicable, but in no event later than 120 days after the Closing (or, if an Arbitrator is determining the Working Capital Adjustment, 30 days after the determination by the Arbitrator).

The parties agree to report for federal income tax purposes consistently with the allocations set forth in this Section 1(h), and to compute MAI's recognized gain for federal income tax purposes in accordance with the principles of Rev. Rul. 68-55, 1968-1 C.B 140.

     (i)  Certain Taxes.  Any sales, use, transfer or documentary taxes imposed
          -------------
in connection with the sale and delivery of the Assets under this Agreement shall be borne and paid equally by MAI and New Company.

2.   Representation, Warranties, and Covenants of MAI and the Shareholders.
     ---------------------------------------------------------------------

     MAI and the Shareholders jointly and severally hereby represent, warrant and covenant to and with Jones and New Company as follows:

     (a)  Due Organization; Capitalization: Articles and By-laws; Other Names;
          --------------------------------------------------------------------
Authority.
---------

          (i) MAI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. MAI has full corporate power and authority to own, lease and operate its properties and conduct its business as presently being conducted. MAI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified would not have a material adverse effect on its business or financial condition. MAI has not used any other name, in connection with its business or otherwise, other than as set forth on Schedule 2(a) hereto.

          (ii) The authorized capital stock of MAI consists of 1,000 shares of Common Stock, no par value, of which 100 shares are issued, and outstanding and held of record and beneficially by the Shareholders. All of such issued shares of its capital stock are fully paid and non-assessable and have been issued in compliance with applicable securities laws.

          (iii) The copy of MAI's certificate of incorporation and any amendments thereto, certified by the Secretary of State of New York, and the copy of its bylaws and amendments thereto, certified by its Secretary, as heretofore delivered or made available to Jones, are complete and accurate (in each case as amended to date). MAI's stock ledger books accurately reflect the names of the record holders of its shares of capital stock and the number of shares of its capital stock held by each record holder. True and correct copies of such stock ledger books have been furnished or made available to Jones.

          (iv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors and the shareholders of MAI and no other corporate or other proceedings on the part of MAI are necessary to authorize the Agreement and the transactions contemplated hereby. This Agreement and the agreements set forth in Exhibits F-1, F-2, G, H and I to this Agreement (the "Ancillary Agreements") constitute (or, when executed and delivered, will constitute) the valid and binding agreements of MAI and/or the Shareholders, as the case may be, enforceable against MAI and/or the Shareholders, as the case may be, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies.

     (b)  Subsidiaries or Affiliates.  MAI has no subsidiaries.  Except as set
          --------------------------
forth under Schedule 2(b) hereto, MAI owns no shares of stock or other securities in any other corporation, nor is MAI a partner, venturer, participant or associate in any partnership, venture or other business with any other person or firm.

     (c)  Financial Statements.
          --------------------


          (i) Schedule 2(c)(i) consists of the financial statements of MAI for the three (3) years ended December 31, 1997 (audited) and for the quarters ended March 31, 1997 and March 31, 1998 (unaudited) (the "MAI Financial Statements").

          (ii) The MAI Financial Statements (A) are true, correct, complete and accurate in all material respects and present fairly the financial position and results of operations of MAI, as at the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied, except, with respect to the financial statements for the quarter ended March 31, 1997 and for the quarter ended March 31, 1998 (the "Latest MAI Financial Statements"), for the absence of footnotes thereto and subject to normal year-end adjustments; (B) reflect all known claims against MAI and all of MAI's known debts and liabilities, fixed or contingent, and of a type required to be disclosed in financial statements under generally accepted accounting principles, as of the respective dates thereof; and (C) have been prepared, in all material respects, in compliance with Regulation S-X of the United States Securities and Exchange Commission ("SEC"), or to the extent they are not in such compliance, the MAI Financial Statements for such periods which are used for purposes of the High Yield Offering and the Exchange Offer (as set forth in Section 7) will be in such compliance except to the extent that changes may be required by the SEC in connection with the review of any filings to be made with the SEC which include the MAI Financial Statements.

               (iii) MAI is not subject to any indebtedness or liability, contingent or otherwise, except (x) as disclosed or adequately and specifically reserved for in the MAI Financial Statements as at and for the periods ended December 31, 1997, or March 31, 1998, (y) as set forth on
     Schedule 2(c)(iii), (z) indebtedness or liabilities incurred in the ordinary course of business since December 31, 1997 or (zz) as set forth on any other Schedule showing contracts, indebtedness or liabilities, and, except as may be disclosed in the Latest MAI Financial Statements since December 31, 1997 (A) there has been no material adverse change in the business, assets, liabilities (actual or contingent), earnings, prospects or financial or other condition taken as a whole, other than any such material adverse change or effect resulting from general economic changes or industry-wide changes (a "Material Adverse Effect") as to MAI, (B) MAI has paid no dividends or made any distribution on account of its capital stock, (C) there has been no change in its capitalization, (D) MAI has not disposed of any material amount of assets, and (E) MAI has conducted its business only in the ordinary course and consistent with the manner in which its business was conducted prior to that date.

     (d)  Title to Properties; Liens; Condition of Properties.
          ---------------------------------------------------

          (i) Other than as set forth in Schedule 2(d)(i), MAI has good title to all its tangible assets, free and clear of any mortgages, deeds of trust, security interests, conditional sales agreements, liens, claims, restrictions, preferential rights of purchase or other burdens, ("Encumbrances") other than Permitted Encumbrances.

     "Permitted Encumbrances" shall mean (a) Encumbrances as set forth in
     Schedule 2(d)(i), (b) liens for property and ad valorem taxes or governmental charges or claims not yet due and payable and (c) other

     Encumbrances less than $20,000 in the aggregate. Other than as set forth in Schedule 2(d)(i), no presently effective financing statement under the Uniform Commercial Code which names MAI as debtor is on file in any jurisdiction and MAI has not signed any presently effective security agreement authorizing any secured party thereunder to file any such financing statement. At the time of Closing, all bank liens encumbering the Assets, including those set forth in Schedule 2(d)(i), shall have been released.

          (ii) Schedule 2(d)(ii) sets forth all leases pursuant to which real property is leased by MAI, true and complete copies of which have been delivered to Jones.

          (iii) The furniture, fixtures, furnishings, machinery, computer hardware, computer software, equipment, spare parts, supplies, appliances, vehicles and other tangible personal property owned by MAI ("Fixtures and Equipment") are in a state of good repair sufficient for the conduct of normal operations. The assets and properties (including leased property) of MAI are adequate to enable it to conduct its business as now being conducted. Other than as set forth on Schedule 2(d)(iii), MAI is not aware of any major capital expenditure that will be required within one year from the date of this Agreement that is not consistent with past practice.
     Schedule 2(d)(iii) sets forth a list of each item of Fixtures and Equipment that has a cost of at least $10,000 .

          (iv) The intangible assets of MAI reflect the ownership of network programming contracts and related agreements with radio stations. True and correct copies of all such contracts and related agreements have been delivered or made available to Jones. Schedule 2(d)(iv) sets forth a list of all radio stations that have executed radio program affiliation agreements with MAI or have entered into oral radio programming affiliation arrangements with MAI.

     (e)  Accounts Receivable and Receivable From Affiliate.  The accounts
          -------------------------------------------------
receivable reflected on the Latest MAI Financial Statements and those acquired since such date as reflected in the books and records of MAI, subject to any reserve for bad debts reflected on the Latest MAI Financial Statements, constitute all of the material receivables owned by MAI.

     (f) Governmental Authority; Compliance With Law.  MAI possesses all
         -------------------------------------------
material permits, licenses and/or franchises from governmental agencies having jurisdiction over it that are required for it to operate and to continue to operate its business as it is currently being operated (the "Permits"). All of the Permits are in full force and effect and shall remain so as of the Closing. MAI has not received any notice from any governmental authority which would have a Material Adverse Effect and MAI has complied in all material respects with all statutes, regulations, rules and other orders of all governmental departments or agencies (including, without limitation, those statutes, regulations, rules and orders dealing with environmental matters and/or hazardous materials), the failure to comply with which would have a Material Adverse Effect. Schedule 2(f) describes all of the Permits held by MAI.


     (g) Taxes.  Except as set forth on Schedule 2(g), MAI has filed returns and
         -----
reports of Taxes (as hereinafter defined) required to be filed by it ("Tax Returns") for each of its fiscal years through its last fiscal year ended December 31, 1997 and has paid in full all Taxes to the extent such filing and payments are required prior to the date of this Agreement. True and correct copies of all Tax Returns, including all schedules thereto, filed since January 1, 1992 have been provided or made available to Jones. Except as set forth on
Schedule 2(g), there are no outstanding claimed deficiencies or assessments for Taxes, or to the best knowledge of MAI or the Shareholders, claimed deficiencies that are pending or threatened. Except as set forth on Schedule 2(g), there are no agreements, consents or waivers extending the time for the assessment of any Tax or Tax deficiency against it. The Latest MAI Financial Statements include adequate reserves with respect to Taxes accrued but not yet payable prior to the date of such Financial Statements. Except as disclosed on Schedule 2(g), none of the Tax Returns of MAI have been audited by the United States Internal Revenue Service or any state or local agency for any fiscal year and MAI has not been notified in writing that any audit of a Tax Return is pending and, to the knowledge of MAI, MAI has not been notified orally that any tax audit is pending. MAI is, and since its inception has been, a validly electing and existing "S corporation" under Subchapter S of the Internal Revenue Code. There is no outstanding claim by any taxing authority that such election made by MAI is invalid or that in any other way challenges the status of MAI as a validly electing and existing S corporation. None of the Assets are subject to Tax liens, except for Taxes not yet due and payable. Except as set forth on
Schedule 2(g), MAI has never been a member of a group of corporations filing consolidated or combined returns. Except as set forth on Schedule 2(g), MAI is not liable for the Taxes of any other person under Treasury Regulation (S) 1.1502-6 or any other similar regulation or statute. Except as set forth on
Schedule 2(g), MAI is not a party to a tax sharing agreement. As used in this Agreement, the term "Taxes" shall mean all federal, state, county, local, foreign and other taxes and governmental assessments, including without limitation income taxes, estimated taxes, withholding taxes, transfer taxes, excise taxes, sales taxes, real and personal property taxes, ad valorem taxes, payroll-related taxes, employment taxes, franchise taxes and import duties, together with any related liabilities for penalties, fines or additions to tax. To MAI's knowledge, no Tax deficiency has been asserted against any other person for Taxes for which MAI could be held liable, and to MAI's knowledge, no such deficiency has been threatened or is pending.

     (h)  Contracts and Agreements.
          ------------------------

          (i) Schedule 2(h)(i), which will be delivered no later than ten (10) days after the execution of this Agreement, lists every material contract or agreement , written or oral, (including but not limited to, joint ventures and partnerships) to which MAI is a party or is subject or by which MAI or any of its properties is bound, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto (each, a "Material Contract"), excepting those which (A) are described on, and cross-referenced to, another Schedule hereto, or (B) were made in the ordinary course of business and can be canceled upon 30 days' notice or less without incurring any material penalty or material liability for such cancellation , or (C) do not individually involve annual payments in excess of $10,000 in any one instance or $100,000 in the aggregate, or
     (D) radio program affiliation agreements executed with radio stations , or
     (E) sales orders.  A true and complete copy of each agreement listed on
     Schedule 2(h)(i) has been or will be delivered or made available to Jones, including every programming or similar agreement with a radio station affiliate, whether or not material.


          (ii) Each of the agreements and contracts listed on or made a part of
     Schedule 2(h)(i) is a valid and binding obligation of the parties thereto in accordance with its respective terms, except as the enforceability thereof may be subject to, or limited by, (A) applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity; and there are no material liabilities, or, to the knowledge of MAI, no liabilities, arising from any default by MAI heretofore in any of such agreements or contracts except as set forth on Schedule 2(h)(i). Except as set forth on Schedule 2(h)(i), MAI is not aware of any material default by any other party to any of the agreements or contracts required to be listed on Schedule 2(h)(i) or any other Schedule or of any assertion by any other person of any default under any of such agreements or contracts.


          (iii) With respect to radio program affiliation agreements executed with radio stations, and oral radio programming affiliation arrangements, a list of radio stations which have, as of the date hereof, executed such agreements or entered into and are performing such arrangements, and, to the knowledge of MAI as of the date of this Agreement, have not terminated such contracts, has been delivered or made available to Jones.


      (i) Labor, Benefit, Employment Agreements, ERISA and Employees.
          ----------------------------------------------------------

               (i) Except as set forth on Schedule 2(i)(i), there are no collective bargaining agreements or other labor agreements to which MAI is a party, nor are there any pension plans or other employment, profit sharing, 401(k), deferred compensation, bonus, stock option, stock purchase, retainer, consultant, retirement, welfare, group medical, disability or health insurance or incentive plans or contracts or life insurance or other "fringe benefits" for employees. A true and complete copy of each item listed on Schedule 2(i)(i) has been delivered or made available to Jones. Jones shall not assume or hereby or otherwise become obligated to pay any debt, obligation or liability arising from MAI's employee benefit plans, or any other employment arrangement, whether for a group of employees or a single employee, it is understood and agreed that any obligation whether past, present or future under any such plan or arrangement shall not be the responsibility of Jones, New Company or any affiliate thereof.


               (ii) There are no employment agreements, written or oral, now in effect with any of the officers, directors or individual employees of MAI except as indicated following such person's name on Schedule 2(i)(ii), true and complete copies of each of which have been delivered or made available to Jones. Schedule 2(i)(ii) contains a true and complete list of all persons employed at or in connection with the operation of MAI, a list of each such employee's current annual salary and a description of all compensation arrangements (including bonus arrangements) and employee benefit plans or arrangements applicable to such employees. MAI has no knowledge that any employee identified on such Schedule currently plans to terminate employment, whether by reason of the transactions contemplated by this Agreement or otherwise.


          (iii) MAI has complied in all material respects with all laws relating to the employment of labor, including, without limitation, those laws relating to safety, health, wages, hours, unemployment insurance and workers' compensation and has complied with all laws relating to equal employment opportunity matters, except to the extent any non-compliance would not have or cause a Material Adverse Effect.


     (j)  Litigation and Disputed Items.
          -----------------------------


          (i) Except as set forth in Schedule 2(j)(i), no action or proceeding against MAI or any of its directors, officers, employees, fiduciaries or agents is pending, or , to the knowledge of MAI, contemplated or threatened before any court or governmental body or authority, that has an amount in issue in excess of $20,000 individually or which would in the aggregate exceed $75,000 or that in any manner could materially adversely affect the business, property or prospects of MAI nor is MAI subject to any existing judgment, order or decree of any court or federal, state or local government (or agency thereof) affecting the operation of its business or its assets, or which would prevent, hamper or make illegal the transactions contemplated by this Agreement. It is understood and agreed that, except as set forth in the last paragraph of Section 1(c) hereof, New Company and Jones shall assume no responsibility or obligation whatsoever for any litigation and related claims against MAI arising out of acts or omissions occurring, or events or circumstances related to the ownership or operation of MAI, prior to the Closing Date, nor shall New Company and Jones have any responsibility or obligation for any costs or expenses related to any such litigation or claims. Except as set forth in the last paragraph of Section 1(c) hereof, any such litigation, whether or not disclosed to Jones, in
                      ----
     which MAI is a party shall not become the responsibility or obligation of Jones or New Company and the litigation shall remain with and be the sole responsibility of MAI.


          (ii) MAI is not engaged in any legal action to recover claims for moneys due or damages sustained or to enforce any right, except as set forth on Schedule 2(j)(ii).

     (k) Options.  MAI  has not granted any options, warrants or rights to
         -------
acquire its stock or other securities, nor is it a party to any agreement requiring it to issue any options, warrants, rights or other securities of MAI or requiring MAI or its shareholders, or any of them, to sell any options, warrants, rights or other securities of it. MAI has no securities outstanding that are convertible into shares of any class of capital stock of MAI.


     (l) No Violation of Other Instruments.  Neither the execution and delivery
         ---------------------------------
of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of MAI's certificate of incorporation or bylaws, or of the terms of any evidence of indebtedness or agreement to which it is a party or by which it is bound (except for the need to obtain the consents of third parties to transfer certain representation agreements, the procedure for which is set forth in Section 9(h), and other agreements, copies of which have been or will be provided to Jones and New Company); (ii) cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any of its Fixtures and Equipment or leased real property is subject; (iii) conflict with, or permit any party to declare a default under or cancel or modify any contract to which it is a party, of which it is a beneficiary or by which it or any of its property is bound (except for the need to obtain the consents to transfer described in (i) above); (iv) accelerate or constitute an event entitling the holder of any of its indebtedness to accelerate the maturity of any of its indebtedness; or (v) result in a material violation of any judgment, order, writ, injunction or decree of any court, commission, bureau or agency to which it is a party or by which it is bound. Schedule 2(l) sets forth certain material agreements of MAI (other than representation agreements) which require the consent of a third party to the transfer of such agreement .

     (m) Brokerage Commissions. Neither MAI nor the Shareholders has agreed to
         ---------------------
pay to any person any finder's or brokerage fee or commission in connection with this Agreement or the transactions contemplated thereby; provided that the Shareholders may pay a fee to T M Capital Corp.

     (n) Governmental Approvals.  Except (i) as set forth on Schedule 2(n) or
         ----------------------
(ii) pursuant to the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, is required to be made or obtained by MAI or the Shareholders for the execution and delivery by MAI and the Shareholders of this Agreement and the consummation of the transactions contemplated hereby.

     (o) Transactions with Affiliates.  Except as set forth in Schedule 2(o),
         ----------------------------
there are no loans, leases, agreements or other transactions (other than dividends or distributions to any stockholders of MAI in his capacity as such) between MAI and any officer or director or employee of MAI or any holder of any class of capital stock of MAI or any member of any such officer's, director's, employee's or stockholder's immediate family or any corporation or other entity controlled by any such officer, director, employee or stockholder or a member of any such officer's, director's, employee's or stockholder's immediate family. A true and complete copy of each agreement or transaction listed in Schedule 2(o) has been fully disclosed on such Schedule, or if the transaction is in a document, such document has been delivered to Jones. Any such agreement or transaction with PDG shall not be assumed by New Company without its express written consent, specifically referring to the agreement or transaction in question.


     (p) Intellectual Property.  Except as set forth on Schedule 2(p)(i), MAI
         ---------------------
owns or has valid and enforceable licenses or other valid and enforceable rights to use all material copyrights, trademarks, trade names, service marks, computer software, licenses, jingles, privileges, and other similar intangible property rights and interests applied for, issued to or owned by it, or under which it is licensed or franchised, which are used in the present conduct of its businesses and operations ("Intellectual Property Rights"). Such ownership and licenses will not cease to be valid and in full force and effect in any material respect by reason of execution and delivery of this Agreement and consummation of the transactions contemplated hereby. Schedule 2(p)(ii), to be delivered no later than ten (10) days after the date of this Agreement, sets forth a list of (x) all Intellectual Property Rights which are registered or for which applications for registration have been made and (y) the names of programs and "Combo" programming packages for which filing or registrations with federal, state or local government agencies have not been made but to which MAI in good faith believes it has valid and enforceable rights and (z) computer software, whether developed or licensed from third parties. MAI has no knowledge of any threatened or pending proceeding or litigation affecting or with respect to any Intellectual Property Rights. MAI has received no notice alleging infringement of the rights of any third party to Intellectual Property Rights or unlawful use of such property. Except as set forth on Schedule 2(p), MAI has the right to use the Intellectual Property Rights and has not granted any licenses or other rights and has no obligation to grant licenses or other rights with respect thereto to any party.


     (q) Libraries and Programs.  MAI has good title to all of its radio
         ----------------------
programs, radio services and libraries, provided that in the event MAI has less than the entire interest in any such program, radio service or library, Schedule 2(q) sets forth the other party or parties in interest and their respective ownership interests, and MAI's representation herein shall apply only to extent of its ownership interest. Schedule 2(q) sets forth the name of each such program, service and library, and indicates the extent to which any third party has any rights or Encumbrances with respect to such libraries or programs (other than Permitted Encumbrances) and any other rights of any third parties with respect to any such library or program, or any revenue therefrom.


     (r) Regarding the Assets.  The Assets and the Excluded Assets constitute
         --------------
all of the property and assets that are used by MAI in the conduct of its business and operations.


     (s) Correctness of Representations and Warranties.  No representation or
         ---------------------------------------------
warranty made by MAI or the Shareholders in this Agreement or in any of the Exhibits to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading. All of the facts recited with respect to MAI in any of the Schedules attached hereto shall be deemed to be representations as to fact and shall be as if recited in this Agreement. All the representations and warranties herein contained shall survive any investigation made by or on behalf of Jones and New Company.


     (t) Operations from Date of Latest MAI Financial Statements to Date of this
         -----------------------------------------------------------------------
Agreement.  Except as set forth in Schedule 2(t), since the date of the Latest
---------
MAI Financial Statements, to the date of this Agreement, MAI has not:


          (i) Declared or paid any dividend; redeemed any shares of its capital stock or granted any option or other type of right to acquire any shares of its capital stock;


          (ii) Incurred any indebtedness for borrowed money or assumed, guaranteed, endorsed or otherwise as an accommodation, became responsible for obligations of any other individual, corporation or other entity or organization in any one instance in excess of $20,000 or $50,000 in the aggregate;

          (iii) Other than in the ordinary course of business, sold, leased, transferred, released, abandoned or otherwise disposed of, or entered into any contract or license for the sale, lease or other disposition of or granted any preferential right to purchase, lease or otherwise acquire, any of its properties, rights or other assets or any interest therein or canceled, released or assigned, any indebtedness owed to it or any claim, license or permit held by it or released, abandoned or terminated any lease, contract, agreement, instrument or right relating to title to or ownership of any of its properties, rights or other assets or any interest therein;


          (iv) Except for the Permitted Encumbrances, mortgaged, pledged, hypothecated, subjected to lien or other encumbrance, or granted any security interest in any of the Assets or any interest therein;

          (v) Except in the ordinary course of business, purchased, leased or otherwise acquired, or entered into any contract for the purchase, lease or other acquisition of, machinery, equipment, material, products, supplies, or other personal property or rights or services at a cost of more than $20,000 in any one instance or more than $50,000 in the aggregate;


          (vi) Purchased, leased or otherwise acquired, or entered into any contract for the purchase, lease or other acquisition of, any interest in real property;


          (vii) Made any investment, either by purchase of stock or other securities, the purchase of partnership interest, contributions to capital, transfer, merger, consolidation or otherwise, or by the purchase of any business or any other entities.


          (viii) Made any loans or advances to any individual, entity or organization of more than $20,000 in any one instance or more than $50,000 in the aggregate unless such loan or advance was tied to a producer fee payable to the borrower in an amount equal to, or greater than, the loan or advance.


          (ix) Entered into or engaged in any transaction with any of the persons set forth in Schedule 2(i)(ii).


3.   Representations, Warranties and Covenants of Jones and New Company.
     ------------------------------------------------------------------

     Jones and New Company hereby jointly and severally represent, warrant and covenant to and with MAI and the Shareholders as follows:

     (a)  Due Organization; Capitalization; Articles and By-laws; Authority.
          -----------------------------------------------------------------


          (i) Each of Jones and New Company is duly organized, validly existing and in good standing under the laws of Colorado. Each of Jones and New Company has full power and authority to own, lease and operate its properties and conduct business as presently being conducted. Each of Jones and New Company is duly qualified to do business as a foreign entity and is in good standing in all jurisdictions except where the failure to be so qualified would have a material adverse effect on their business or financial condition.


          (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of managers of Jones and the board of directors of New Company, and no other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and the Ancillary Agreements constitute (or, when executed and delivered, will constitute) the valid and binding agreements of Jones and/or New Company, as the case may be, enforceable in each case in accordance with their respective terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies.


     (b) Brokerage Commissions. Neither Jones nor New Company has agreed to pay
         ---------------------
to any person any fee or commission in the nature of a finder's, broker's or originator's fee or commission in connection with this Agreement or the transactions contemplated thereby.


     (c)  Financial Statements.
          --------------------


          (i) Jones and New Company have heretofore delivered to MAI their respective financial statements. For Jones, such financial statements consist of balance sheets as of December 31, 1996 and 1997 (audited) and statements of operations for the three years ended December 31, 1997 (audited) and a balance sheet and statement of operations for the quarters ended March 31, 1997 and March 31, 1998 (unaudited). For New Company, such financial statements consist of an unaudited balance sheet as of May 29, 1998. The Jones financial statements and the New Company financial statements are hereinafter referred to as the "Jones Entities Financial Statements".

          (ii) The Jones Entities Financial Statements (A) are true, correct, complete, and accurate in all material respects and present fairly the financial position and results of operations of the Jones Entities, as at the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied; (B) reflect all known claims against the Jones Entities and all of the Jones Entities known debts and liabilities, fixed or contingent, and of a type required to be disclosed in financial statements under generally accepted accounting principles, as of the respective dates thereof; and (C) have either been prepared, in all material respects, in compliance with Regulation S-X of the SEC or to the extent they are not in such compliance, the Jones Entities Financial Statements for such periods which are used for purposes of the High Yield Offering and Exchange Offer (as set forth in Section 7) will be in such compliance.

          (iii) Neither Jones nor New Company has, nor is it subject to, any material indebtedness or liability, contingent or otherwise, except as disclosed or adequately and specifically reserved for in the Jones Entities Financial Statements as at and for the period ended March 31, 1998 (the "Latest Jones Entities Financial Statements") or indebtedness or liabilities incurred in the ordinary course of business. Since the date of the Latest Jones Entities Financial Statements (A) there has been no Material Adverse Effect as to Jones or New Company, (B) neither Jones nor New Company has paid any dividends nor made any distribution on account of its capital stock or equity interest, (C) there has been no change in the capitalization of Jones and New Company, (D) neither Jones nor New Company has disposed of any material amount of assets, and (E) Jones and New Company have conducted their respective businesses only in the ordinary course and consistent with the manner in which such businesses were conducted prior to that date.


     (d) At the date of this Agreement, the authorized capitalization of New Company consists of 50,000,000 shares of Class A Common Stock $.01 par value and 1,785,120 shares of Class B Stock $.01 par value, of which one share and zero shares, respectively, are issued and outstanding. All of the outstanding shares of New Company's Class A Common Stock and Class B Common Stock are fully paid and non-assessable and were not issued in violation of, or subject to, any preemptive rights. The respective rights and preferences of the two classes of stock are set forth in the Articles of Incorporation of New Company, attached hereto as Exhibit D. Prior to the Closing, there will be no additional shares or options of any class either authorized or issued and no options to acquire shares of any class of stock of New Company will be outstanding as of the Closing; provided (i) that Jones and/or New Company may issue equity interests to operators of cable television systems in connection with programming or other agreements with an affiliate of Jones (Schedule 3(d) contains a brief description of the terms of such issuances) and (ii) New Company will issue shares of its Class A Common Stock and Class B Common Stock as part of the transfer of assets and liabilities to New Company described in
Section 2(d) of this Agreement and may also grant stock options to its associates consistent with the terms of its stock option plan. Following the Closing, (x) 2,980,953 shares of Class A Common Stock will be issued and outstanding and held of record and beneficially owned by the persons set forth on Schedule 3(d)(ii), and (y) 1,785,120 shares of Class B Common Stock will be issued and outstanding and held of record and beneficially owned by the persons set forth on Schedule 3(d)(ii). All such issued shares of Class A Common Stock and Class B Common Stock will be fully paid and non-assessable and will not have been issued in violation of, or subject to, any preemptive rights.

     (e)  No Violation of Other Instruments.  Neither the execution and delivery
          ---------------------------------
of this Agreement nor the performance of the transactions contemplated thereby will (i) result in a breach of the articles of incorporation or bylaws of Jones or the organizational documents of New Company, or of the terms of any evidence of indebtedness or agreement to which either of them is a party or by which either of them is bound; (ii) result in a default under any mortgage or deed of trust or other lien, charge or encumbrance to which the property of either of them is subject; (iii) conflict with or permit any party to declare a default under or cancel or modify any contract to which either of them is a party, of which either of them is a beneficiary or by which either of them or any of their respective properties is bound; (iv) accelerate or constitute an event entitling the holder of any indebtedness of either of them to accelerate the maturity of any indebtedness of either of them; or (v) result in a material violation of any judgment, order, writ, injunction or decree of any court, commission, bureau or agency to which either of them is a party or by which either of them is bound. Notwithstanding the foregoing, it is understood and agreed that the credit facility of Jones may require modification or may be terminated in order to accommodate the transactions contemplated by this Agreement.


     (f)  Governmental Approvals.  Except pursuant to the HSR Act, no
          ----------------------
authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by Jones and New Company of this Agreement and the consummation of the transactions contemplated hereby.

     (g)  Validity of Shares to be Issued.  The shares of Class A Common Stock
          -------------------------------
$.01 par value of New Company to be issued to MAI pursuant to this Agreement have been duly authorized and when issued in accordance with this Agreement will be duly and validly issued shares of New Company, fully paid and non-assessable, subject to no Encumbrances (other than as set forth in the Ancillary Agreements).


     (h)  Articles and Bylaws.  The copy of New Company's Articles of
          -------------------
Incorporation, certified by its Secretary, and the copy of its bylaws, certified by its Secretary, as heretofore delivered or made available to MAI, are complete and accurate (in each case as amended to date). New Company's stock ledger books accurately reflect the names of the record holders of its shares of capital stock and the number of shares of its capital stock held by each record holder. True and correct copies of such stock ledger books have been made available to MAI.


     (i)  Governmental Authority; Compliance With Law.  Jones and New Company
          -------------------------------------------
possess all material permits, licenses and/or franchises from governmental agencies having jurisdiction over them that are required for them to operate and to continue to operate their business as it is currently being operated (the "Jones Permits"). All of the Jones Permits are in full force and effect and shall remain so as of the Closing. Neither Jones nor New Company has received any notice from any governmental authority which would have a Material Adverse Effect and New Company has complied in all material respects with all statutes, regulations, rules and other orders of all governmental departments or agencies (including, without limitation, those statutes, regulations, rules and orders dealing with environmental matters and/or hazardous materials), the failure to comply with which would have a Material Adverse Effect.


     (j)  Litigation and Disputed Items.  Except as disclosed to MAI, no action
          -----------------------------
or proceeding against New Company or Jones or any of its directors, officers, employees, fiduciaries or agents is pending, or, to the knowledge of New Company or Jones, contemplated or threatened before any court or governmental body or authority, that has an amount in issue in excess of $20,000 individually or which would in the aggregate exceed $75,000 or that in any manner could materially adversely affect the business, property or prospects of New Company, nor is New Company subject to any existing judgment, order or decree of any court or federal, state or local government (or agency thereof) affecting the operation of its business or its assets, or which would prevent, hamper or make illegal the transactions contemplated by this Agreement.


     (k)  Options.  Except as contemplated by, or referred to in, this Agreement
          -------
or any Schedule or Exhibit hereto, New Company has not granted any options, warrants or rights to acquire its stock or other securities, nor is it a party to any agreement requiring it to issue any options, warrants, rights or other securities of New Company or requiring New Company or its shareholders, or any of them, to sell any options, warrants, rights or other securities of it.
Except for its shares of Class B Common Stock which are convertible into shares of Class A Common Stock, New Company has no securities outstanding that are convertible into shares of any class of capital stock of New Company. After the Closing, the Global Group note referred to in Recital C is convertible into shares of Class A Common Stock at $15 per share.


     (l)  Correctness of Representations and Warranties.  No representation or
          ---------------------------------------------
warranty made by Jones or New Company in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading. All representations and warranties of Jones and New Company herein contained shall survive any investigation made by or on behalf of MAI.


4.   Covenants and Agreements of MAI.
     -------------------------------

     MAI covenants and agrees that, from and after the date of this Agreement and through (i) the termination of this Agreement or (ii) the Closing, whichever shall first occur:

     (a)  Access.  It will, upon reasonable notice, permit Jones and its
          ------
authorized representatives to have access to its premises and to inspect the Books and Records of MAI during regular business hours and will make available to Jones such financial and operating data and other information with respect to the business and properties of MAI as Jones reasonably shall request, including all working papers pertaining to examinations made by its auditors and accountants. Notwithstanding the foregoing, MAI shall not be obligated to provide Jones with any information (i) that would violate any law, rule or regulation or term of any Material Contract or (ii) if the provision thereof would adversely affect the ability of MAI or the Shareholders to assert attorney-client, attorney work product or other similar legal privilege. Any disclosure whatsoever during such investigation by Jones and its authorized representatives (who may be required to enter into a confidentiality agreement or agreements directly with MAI) shall not constitute an enlargement of, or additional, representations or warranties of MAI or the Shareholders beyond those specifically set forth in this Agreement.


     (b)  Satisfaction of Conditions.  MAI will use its reasonable best efforts
          --------------------------
to cause the satisfaction of the conditions precedent contained in this Agreement and to bring about the transactions contemplated by this Agreement as soon as practicable. Notwithstanding the foregoing, nothing contained herein shall require MAI to enter into any agreement or arrangement for the High Yield Offering on terms that are not reasonably satisfactory to it.


     (c)  Payment of Bank Loans.  Prior to Closing, MAI shall pay in full all
          ---------------------
indebtedness owed by it to any bank or financial institution ("Bank Loans") and MAI shall obtain a complete release of any and all liens on the Assets.


     (d)  Operations Prior to the Closing.
          -------------------------------


          Prior to the Closing, except in accordance with prior approval of Jones, which approval shall not be unreasonably withheld:


          (i) MAI will carry on its business in the same manner as was conducted immediately prior to the date of this Agreement and will not make any purchase or sale or enter into any transaction or execute any agreement or incur any obligation or liability or introduce any method of management or operation in respect of any such business or properties, except in the ordinary course of business as heretofore conducted (and in every case, only in accordance with and subject to the other restrictions of this Agreement).

          (ii) MAI will use its reasonable best efforts to maintain and preserve intact its business organization and relationship with employees, advertisers, advertising agencies, suppliers and customers and others having business relations with it.

          (iii) MAI will not declare or pay any dividends in respect of its capital stock or purchase or redeem any shares of any of its capital stock or make, or permit any of its Subsidiaries to make, any loans or distributions or capital contributions of any kind to any persons other than MAI, including, without limitation, to its shareholders or Subsidiaries.

          (iv) MAI will not, without the written consent of Jones, which consent will not be unreasonably withheld, discharge or satisfy any material lien or encumbrance, or pay or perform any material obligation or liability other than (A) current liabilities, (B) tax liabilities or current assessments, as set forth on the Latest MAI Financial Statements, or current liabilities, tax liabilities or current assessments incurred since the date of the Latest MAI Financial Statements in the ordinary course of business, (C) income tax liabilities, (D) the repayment of Bank Loans prior to or at the Closing in accordance with the provisions hereof, and (E) any such discharge, satisfaction, payment or performance in the ordinary course of business consistent with past practice, and (F) of liens, encumbrances, obligations or Liabilities disclosed on the Schedules.

          (v) Except as specifically contemplated hereby or unless the prior written approval to do so has been received by MAI from Jones, which approval will not be unreasonably withheld, MAI will not:


              (A) Make any change in its articles or certificate of incorporation or bylaws;

              (B) Issue or sell, or issue or grant any options, warrants, calls or other rights to purchase or subscribe to, any of its unissued or treasury stock or any other equity or debt securities or make any change in its capital structure;

              (C) Other than in the ordinary course of business, enter into (i) any contract which commits it for a fixed term (unless such term is terminable by it without penalty on not more than 30 days' notice), or
          (ii) any agreement with any labor union or other bargaining agent or unit:

              (D) Prepay any obligations, except in the ordinary course of business;

              (E) Incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for obligations of any other individual, corporation or other entity or organization (except for endorsement for collection or deposit of negotiable instruments received in the ordinary course of business);


              (F) Other than in the ordinary course of business, sell, lease, transfer, release, abandon or otherwise dispose of, or enter into any contract or license for the sale, lease or other disposition of or grant any preferential right to purchase, lease or otherwise acquire, any of its properties, rights or other assets or any interest therein or cancel, release or assign any indebtedness owed to it or any claim, license or permit held by it or release, abandon or terminate any lease, contract, agreement, instrument or right relating to title to or ownership of any of its properties, rights or other assets or any interest therein;


              (G) Mortgage, pledge, hypothecate, subject to lien or other encumbrance, (other than the Permitted Encumbrances) or grant any security interest in any of its properties, rights or other assets or any interest therein;


              (H) Purchase, lease or otherwise, acquire, or enter into any contract for the purchase, lease or other acquisition of, machinery, equipment, material, products, supplies, other personal property or rights or services, except in the ordinary course of business;


              (I) Purchase, lease or otherwise acquire, or enter into any contract for the purchase, lease or other acquisition of, any interest in real property;


              (J) Make any investment either by the purchase of stock or other securities, the purchase of partnership interests, contributions to capital, transfer, merger, consolidation or otherwise, or by the purchase of any real property or business of, any other individual or entity;


              (K) Increase (except providing on an employee's employment anniversary date a salary raise not to exceed six percent) in any manner the compensation of any of its officers, managers, employees or consultants; enter into or adopt, or make or commit itself or make any contribution to, any pension plan, retirement plan, bonus plan, profit sharing plan, stock purchase plan, insurance plan or other employee benefit plan or agreement, except for the matching payment and any additional payments agreed to by Jones and New Company under MAI's 401(k) plan and deferred compensation plan, consistent with past practice and amounts contributed; enter into or commit itself to any employment agreement, management agreement or consulting agreement with or for the benefit of any person;


              (L) Except as permitted by (K) above, agree to any changes to the compensation arrangements outlined on Schedule 2(i)(ii) hereto;


              (M) Make any loans or advances (except in the case of normal business travel and expense advances) to any individual, entity or organization unless such loan is less than $20,000 in any one instance or $50,000 in the aggregate and is tied to a producer fee payable to the borrower in an amount equal to, or greater than, the loan or advance;


              (N) Take or permit any action within its control inconsistent with the consummation of the transactions contemplated hereby;


              (O) Merge or consolidate with any other entity or agree to do so, or to conduct any discussions or negotiations with respect thereto;


              (P) Except with respect to transactions with Promotion
          Development Group on terms, conditions and amounts consistent with past practice, enter into any transaction, including, without limitation, any loans or extensions of credit, with any officer or director of MAI , or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers or directors or members of their immediate families.


     (e)  Name Change Filing.  At least three (3) days prior to the Closing, MAI
          ------------------
and the Shareholders will deliver to Jones a duly executed and acknowledged certificate of amendment to MAI's certificate of incorporation or other appropriate document which is required to change MAI's corporate name to a new name bearing no resemblance to its present name so as to make MAI's name available to New Company under the terms of this Agreement. New Company is hereby authorized to file such certificate or other document in order to effectuate such change of name at or after the Closing as New Company shall elect.

     (f) Bulk Sales Law Compliance.  New Company hereby waives compliance by MAI
         -------------------------
with the provisions of the Bulk Sales Law of any state (if applicable), and MAI warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against New Company by reason of such non-compliance to the extent that such liabilities are not specifically assumed by New Company under this Agreement.

     (g) Investment Representations.  The shares of Class A Common Stock of New
         --------------------------
Company to be issued under this Agreement have not been registered under the Securities Act of 1933, as amended, or under any state securities laws. Accordingly, MAI understands and agrees that it is acquiring such shares for investment and it may not sell, transfer, or convey any interest in or to such shares unless the shares have been registered under the Securities Act of 1933, as amended, and under any applicable state securities laws, or unless suitable exemptions from such registration are available. Any certificates representing the shares shall bear a legend to the foregoing effect and the transfer records of New Company shall be noted to the same effect. MAI represents that it is an "accredited investor" within the meaning of the Securities Act of 1933 and the rules and regulations thereunder. MAI further represents that it has received a Memorandum describing in detail the business, assets and financial condition of Jones and New Company and that it had the opportunity to ask questions of, and to obtain information from, representatives of Jones regarding the business, assets and financial condition of Jones and New Company.

     (h) Authorization to Collect Accounts Receivable.  Subject to the Closing,
         --------------------------------------------
MAI agrees that, following the Closing (i) New Company shall have the right and authority to collect for its own account all receivables and other items included in the Assets and (ii) it will endorse with the name of MAI any checks received on account of any such receivables or other items. MAI agrees that it will promptly transfer and deliver to New Company any cash or other property which MAI may receive after the Closing in respect of such receivables or other items.

     (i) Updated Schedules.  Not less than five days prior to Closing, MAI will
         -----------------
deliver to Jones and New Company revised copies of the Schedules which shall have been updated to show any changes occurring between the date of this Agreement and two (2) days prior to the date of such delivery and any corrections to the Schedules in the form originally attached to this Agreement, which would have been required to have been disclosed on such Schedules in accordance with the provisions of this Agreement if the matters being so disclosed had been known on the date of this Agreement; provided, however, that for purposes of the representations, warranties and covenants in this Agreement of MAI and the Shareholders, including the indemnification provisions set forth in Section 14, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing (except for Schedule 2(h)). The occurrence of the Closing shall not constitute the waiver by Jones and New Company of their rights to assert that an item on any updated Schedule or the Schedules delivered subsequent to execution of this Agreement is an Excluded Asset or Excluded Liability.

5.   Covenants and Agreements of the Shareholders.
     --------------------------------------------

     (a) Concerning MAI.  The Shareholders agree to use their reasonable best
         --------------
efforts to cause MAI to perform in all respects its covenants, agreements, and obligations under this Agreement. The Shareholders further agree to vote (by consent or otherwise) all shares of MAI as to which they have voting control and/or beneficial ownership in favor of this Agreement and the transactions contemplated thereby. Notwithstanding the foregoing, nothing contained herein shall require either of the Shareholders to enter into any agreement or arrangement for the High Yield Offering on terms that are not reasonably satisfactory to such Shareholder.

     (b) Exclusivity.  Prior to 11:59 P.M., Denver time on the Closing Date,
         -----------
(the "Exclusivity Period"), the Shareholders shall not, directly or indirectly, through any employee, legal or financial advisor or other agent or otherwise, solicit, initiate or encourage submission of, proposals or offers from any person relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, MAI or any business combination with MAI or in any shares of MAI held by the Shareholders or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Shareholders shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Shareholders shall promptly notify Jones if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Jones indicate in reasonable detail the nature of the offeror and the terms and conditions of any proposal or offer, or any such inquiry or contact.

6.   Covenants and Agreements of Jones and New Company.
     -------------------------------------------------

     (a) Satisfaction of Conditions.  Jones and New Company will use their
         --------------------------
reasonable best efforts to cause the satisfaction of the conditions precedent contained in this Agreement and to bring about the transactions contemplated by this Agreement as soon as practicable. Notwithstanding the foregoing, nothing contained herein shall require Jones or New Company or their affiliates to enter into any agreement or arrangement for the High Yield Offering on terms that are not reasonably satisfactory to them, it being agreed that the terms set forth in the term sheet of April 21, 1998 provided to Jones in respect of the High Yield Offering (the "Terms Sheet") are acceptable to Jones and New Company.

     (b) Access.  Jones and New Company will, upon reasonable notice,  permit
         ------
MAI and its authorized representatives to have access to their premises and books and records of Jones and New Company during regular business hours and will make available to MAI such financial and operating data and other information with respect to the business and properties of Jones and New Company as MAI reasonably shall request, including all working papers pertaining to examinations made by its auditors and accountants. Notwithstanding the foregoing, Jones and New Company shall not be obligated to provide MAI with any information (i) that would violate any law, rule or regulation or term of any material contract of either of them or (ii) if the provision thereof would adversely affect the ability of Jones or New Company to assert attorney-client, attorney work product or other similar legal privilege. Any disclosure whatsoever during such investigation by MAI and its authorized representatives (who may be required to enter into a confidentiality agreement or agreements with Jones and New Company directly) shall not constitute an enlargement of, or additional, representations or warranties of Jones or New Company beyond those specifically set forth in this Agreement.

     (c) Employment Offers.  Upon and subject to the Closing, New Company will
         -----------------
make offers of employment to employees of MAI (except the Shareholders, who are to have written employment agreements and except as the parties may agree) (the "Employees"), the names of whom are set forth on Schedule 6(c) on the same cash salary basis as now exists for such persons, but with the benefits package available to other Jones employees; provided that the period of prior service with MAI shall be taken into account in determining the period of vacation an Employee shall receive and with respect to the Company's 401(k) plan, if such plan can reasonably be amended to allow such prior service credit.

     (d) Consultation With MAI.  Jones and New Company agree to notify MAI of
         ---------------------
any transaction which is out of the ordinary course of business that it proposes to enter into between the date of this Agreement and the Closing Date and Jones and New Company shall consult with MAI with respect to such transaction, but such consultation shall be for information purposes only.

     (e) Substituted Letter of Credit.  Promptly after the Closing, New Company
         ----------------------------
shall arrange for a substituted letter of credit to replace the MAI letter of credit which is security for the performance of the lease on MAI's New York City office.

     (f) Consents.  MAI shall use its best efforts (without the requirement,
         --------
directly or indirectly, of payment to any of the other parties to the agreements, unless MAI and New Company mutually agree to such payment) to obtain consents with respect to MAI's advertising representation agreements. In addition, MAI and New Company shall in good faith enter into an agreement at Closing in form and substance satisfactory to the parties (the "Management Agreement") for the purpose of setting forth how MAI shall service the accounts represented by the representation agreements as to which consent to transfer has not been received and the procedures for prompt collection and remittal of the net revenues from such accounts to New Company.

     With respect to obtaining consents for the transfer of all other agreements of MAI which require such consents (other than advertising representation agreements), MAI shall use its best efforts (without the requirement, directly or indirectly, of payment to any of the other parties to the agreements, unless MAI and New Company mutually agree to such payment) both before and after Closing, to obtain consents to transfer all such agreements, and MAI shall notify New Company no less frequently than monthly as to the status of obtaining such consents. All such other agreements for which consents to transfer have not been obtained shall be administered pursuant to the provisions of the Management Agreement.

7.   The High Yield Offering.
     -----------------------

     (a) Nature of the Offering.  Jones and New Company intend that New Company
         ----------------------
will make either a private offering or an offering under Rule 144A under the Securities Act of 1933, as amended, of debt securities in an amount intended to provide at least seventy million dollars of net proceeds (the "High Yield Offering"). The terms of the High Yield Offering will require New Company to thereafter make an exchange offer to the purchasers of the high yield securities, which offer is to be registered under the Securities Act of 1933 (the "Exchange Offer"). The terms and conditions of the High Yield Offering (other than those set forth in the Terms Sheet) must be acceptable to Jones and New Company in their reasonable discretion, it being understood and agreed that any features, including without limitation, an offering, amount, an interest rate or an equity feature not set forth in the Term Sheet , shall not be required to be accepted by Jones and New Company. Subject to the foregoing and subject to Sections 4(b), 5(a) and 6(a), the parties to this Agreement agree to use all reasonable efforts (including the provision of information for inclusion in offering documents and related material and assistance in the due diligence process) to complete and close the High Yield Offering by July 31, 1998, it being understood and agreed that part of the proceeds from the High Yield Offering will be used to make the payment of the cash portion of the Exchange Consideration. It is also understood and agreed that the debtor with respect to the High Yield Offering will be the same entity that issues the non-cash portion of the Exchange Consideration.

     (b) Reimbursement of Certain Expenses.  If the High Yield Offering has not
         ---------------------------------
been completed and closed by July 31, 1998 (unless such date has been mutually extended by the parties), Jones will reimburse MAI for the reasonable out-of-pocket expenses of MAI for audit and legal costs attributable to the High Yield Offering which would not otherwise have been incurred (but not with respect to any other transaction contemplated by this Agreement).

     (c) Availability of Underwriters.  Jones agrees to use its best efforts to
         ----------------------------
make the underwriters of the High Yield Offering reasonably available upon
notice by the Shareholder   for discussions with the Shareholders regarding the
High Yield Offering.  Such availability may be by telephone.

8.   Conditions to Obligations of MAI and the Shareholders.
     -----------------------------------------------------

     The obligations of MAI and the Shareholders to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing of all of the following conditions precedent, compliance with which or the occurrence of which may be waived in whole or in part by MAI and the Shareholders in writing.

     (a) Accuracy of Representations, Warranties and Covenants.
         -----------------------------------------------------

          (i) Except for any representations and warranties regarding the Jones Entities Financial Statements which are made as of a specific date, in which case such representations or warranties shall be true and correct as of such date, all representations and warranties of Jones and New Company contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though the same had been made on and as of the Closing Date, except for any changes which would not individually or in the aggregate have a Material Adverse Effect .

          (ii) Jones and New Company shall have performed and satisfied, in all material respects, all agreements, covenants, and conditions required by the Agreements to be performed or satisfied by them on or prior to the Closing Date.

          (iii) There shall have been delivered to MAI and the Shareholders on the Closing Date certificates dated as of the Closing Date from officers of Jones and New Company certifying that Jones and New Company, respectively, have complied with their obligations under this Section.

     (b) Absence of Litigation.  On the Closing Date, there shall not be pending
         ---------------------
or threatened litigation in any court, or any proceeding by any governmental commission, board or agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with this Agreement, and, to the knowledge of any of the parties hereto, no investigation by any governmental agency shall be pending or threatened which might eventuate in any such suit, action or other proceeding.

     (c) Validity of Transactions.  The form and substance of certificates and
         ------------------------
other documents to be delivered to MAI and the Shareholders hereunder shall be reasonably satisfactory in all material respects to MAI and the Shareholders.

     (d) No Material Adverse Effect, Officers' Certificate.  During the period
         -------------------------------------------------
from the date of the Latest Jones Entities Financial Statements to the Closing Date, there shall not have been any Material Adverse Effect with respect to Jones or New Company. MAI shall have received a certificate dated the Closing Date, signed by the President and Chief Financial Officer of Jones and New Company, certifying to the foregoing effect.

     (e)  Opinion of Counsel.
          ------------------

               (i) Jones and New Company shall have furnished MAI and the Shareholders with an opinion of Elizabeth M. Steele, Esq., their General Counsel, dated as of the Closing Date and addressed to MAI and the Shareholders, concerning the matters set forth below. In preparation of such opinion, counsel may (A) rely without investigation upon representations and warranties of Jones and New Company contained in this Agreement as to matters of fact that do not involve conclusions of law and upon certificates of appropriate officers thereof and certificates of governmental authorities as to certain matters of fact and (B) may have such other qualifications and exemptions which are normal or appropriate for opinions of the type described herein. The opinion shall be substantially to the effect that:


               (A) Each of Jones and New Company is organized and validly existing and in good standing under the laws of Colorado and each of Jones and New Company has all requisite powers under the laws of Colorado to own its assets and conduct its business as it is presently being conducted.

               (B) At the time of the Closing Date, the consummation of the transactions contemplated by this Agreement will not result in a breach of organizational documents of Jones or the articles of incorporation or bylaws of New Company.

               (C) The execution and delivery by each of Jones and New Company of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Jones and New Company; they each have requisite power and authority to execute and deliver this Agreement and to perform their respective obligations thereunder, and this Agreement is enforceable against them in accordance with their respective terms, subject to or limited by,
          (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

               (D) New Company has an authorized capital as set forth in this Agreement. All of the outstanding shares of New Company's Class A Common Stock and Class B Common Stock are fully paid and non-assessable, and were not issued in violation of or subject to any preemptive rights. Upon issuance pursuant to the term of this Agreement, the shares of Class A Common Stock $.01 par value of

          New Company to be issued to MAI under this Agreement will be duly and validly issued shares of New Company, fully paid and non-assessable, and will not have been issued in violation of, or subject to, any preemptive rights.

               (E) No consent, approval, authorization or order of any court or governmental agency of the United States or the State of Colorado, which has not been obtained, is required to be obtained by Jones or New Company for the consummation at Closing by Jones or New Company of the transactions contemplated by this Agreement other than filings required in connection with or in compliance with the provisions of the HSR Act and other filings that have been made or obtained.

     (f)  Completion of the High Yield Offering.  The High Yield Offering shall
          -------------------------------------
have been completed and closed or shall be completed and closed contemporaneously with the Closing.

     (g)  Hart-Scott-Rodino Waiting Period.  All applicable waiting periods (and
          --------------------------------
any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

9.   Conditions to Obligations of Jones and New Company.
     --------------------------------------------------

     The obligations of Jones and New Company to consummate the Closing under this Agreement are subject to the satisfaction on or prior to the Closing of all of the following conditions precedent, compliance with which or the occurrence of which may be waived in whole or in part by Jones and New Company in writing:

     (a) Accuracy of Representations, Warranties and Covenants.
         -----------------------------------------------------

          (i) Except for any representations and warranties regarding the MAI Financial Statements which are made as of a specific date, in which case such representations or warranties shall be true and correct as of such date, all representations and warranties of MAI and the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though the same had been made on and as of the Closing Date, except for any changes which would not, individually or in the aggregate, have a Material Adverse Effect, and the

     Schedules provided by MAI and the Shareholders shall likewise be true and correct in every material respect on and as of the Closing Date.

          (ii) MAI and the Shareholders shall have performed and satisfied, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed or satisfied by them on or prior to the Closing Date.

          (iii)  There shall have been delivered to Jones on the Closing Date
     (A) a certificate of the Chairman, the President and the Controller of MAI dated as of the Closing Date certifying that MAI has complied with its obligations under this Section and (B) a certificate of the Shareholders dated the Closing Date certifying that the Shareholders have complied with their obligations under this Section.

     (b) Absence of Litigation.  On the Closing Date, there shall not be pending
         ---------------------
or threatened litigation in any court, or any proceeding by any governmental commission, board or agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with this Agreement, and, to the knowledge of any of the parties hereto, no investigation by any governmental agency shall be pending or threatened which might eventuate in any such suit, action or other proceeding.

     (c) Validity of Transactions.  The form and substance of certificates and
         ------------------------
other documents to be delivered to Jones and New Company hereunder shall be reasonably satisfactory in all material respects to Jones and New Company.

     (d) No Material Adverse Change, Officers' Certificate.  During the period
         -------------------------------------------------
from the date of the Latest MAI Financial Statements to the Closing Date, there shall not have been any Material Adverse Effect and there shall not have occurred any material destruction, loss or damage to the Assets, whether or not insured. Jones and New Company shall have received a certificate dated the Closing Date, signed by the Chairman, President and Controller of MAI, certifying to the foregoing effect.

     (e) Opinion of Counsel.
         ------------------

         (i) MAI shall have furnished Jones with an opinion of Fried, Frank, Harris Shriver and Jacobson, its counsel, dated as of the Closing Date and addressed to Jones and New Company, concerning the matters set forth below. In preparation of such opinion, counsel may (A) rely without investigation upon representations and warranties of MAI and of the Shareholders contained in this Agreement as to matters of fact that do not involve conclusions of law and upon certificates of appropriate officers of MAI and certificates of governmental authorities as to certain matters of fact, (B) assume for the purposes of such opinion that this Agreement and each of the Ancillary Agreements are governed by the laws of the State of New York and (C) have such other qualifications and exemptions which are normal or appropriate for opinions of the type described herein. The opinion shall be substantially to the effect that:

               (A) MAI is a corporation organized and validly existing and in good standing under the laws of the State of New York and has all requisite corporate powers under the laws of the State of New York to own the Assets and conduct its business as it is presently being conducted.

               (B) At the time of the Closing Date, the consummation of the transactions contemplated by this Agreement will not result in a breach of the certificate of incorporation or bylaws of MAI.

               (C) The execution and delivery by each of MAI and the Shareholders of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of MAI and the Shareholders, respectively. Each of MAI and the Shareholders has requisite power and authority to execute and deliver each of this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations thereunder, and this Agreement and each of the Ancillary Agreements to which it is a party are enforceable against MAI and the Shareholders in accordance with its terms, subject to, or limited by,
          (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

               (D) No consent, approval, authorization or order of any court or governmental agency of the United States of America or the State of New York, which has not been obtained, is required to be obtained by MAI or the Shareholders for the consummation at Closing by MAI or the Shareholders of the transactions contemplated by this Agreement other than filings required in connection with or in compliance with the provisions of the HSR Act and other filings that have been made or obtained.

     (f) Completion of the High Yield Offering.  The High Yield Offering shall
         -------------------------------------
have been completed and closed or shall be completed and closed contemporaneously with the Closing.

     (g) Hart-Scott-Rodino Waiting Period.  All applicable waiting periods (and
         --------------------------------
any extensions thereof) under the HSR   Act shall have expired or otherwise been
terminated.

     (h) Consents.  It shall be a condition of Closing that MAI obtain consents
         --------
(in form and substance satisfactory to Jones and New Company) from those parties to advertising representation agreements with MAI (other than (x) Radio-Active Media, Inc. (formerly known as EFM Programming, Inc.), (y) Innerview and (z) Jones affiliates) constituting 1998 budgeted commission revenue of $4.509 million (the "Required Consents"). Exhibit J sets forth the 1998 budgeted commission revenues for the representation agreements described or provided for therein. If MAI enters into any new representation agreements prior to Closing, the parties will agree in good faith on the 1998 budgeted commission revenue amount with respect to those representation agreements. Except for obtaining a UCC termination statement and lien release from Chemical Bank, no other consents shall be a condition of Closing.

10.  The Closing.
     -----------

     The Closing hereunder shall be held at 9:00 a.m. local time approximately contemporaneously with the closing of the High Yield Offering, but not later than July 31, 1998 (unless the parties agree to an extension of such date) at the offices of Jones, 9697 East Mineral Avenue, Englewood, Colorado 80112, or at such other time, date and place as the parties shall agree (the date of such Closing being herein called the "Closing Date"). At the Closing, the parties shall deliver the following:

     (a) MAI shall deliver such suitable transfer documents as Jones or New Company may require pursuant to which the Assets are conveyed to New Company.

     (b) New Company shall deliver (i) one or more documents whereby it agrees to assume the Liabilities after the Closing, (ii) the cash portion of the purchase price for the Assets by wire transfer to an account designated in writing by MAI, and (iii) a certificate for the shares of Class A Common Stock to be delivered to MAI at Closing.

     (c) The parties thereto shall deliver the Employment Agreements between New Company and each of the Principals in the form set forth as Exhibits F-1 and F-2 hereto.

     (d) The Shareholders, MAI and the various Jones entities shall deliver the Post-Closing Agreement in the form set forth as Exhibit G hereto.

     (e) New Company and MAI shall deliver the Registration Rights Agreement in the form set forth as Exhibit H hereto.

     (f) The various closing documents contemplated by Sections 8(e) and 9(e) of this Agreement.

     (g) Each of Jones, MAI and New Company shall execute and deliver a Section 351 Plan in the form of Exhibit I hereto and New Company and Jones shall deliver the items to be transferred, as contemplated by the Section 351 Plan.

11.  Survival of Representations and Warranties.
     ------------------------------------------

     All representations, warranties and covenants in the Agreements or in any closing certificate delivered pursuant to the provisions of this Agreement shall be continuing and shall survive the Closing for a period of two (2) years, except for any representations, warranties and covenants set forth in Sections 1(h) or 2(g) or regarding environmental matters, which shall survive until the end of the applicable statutes of limitation, and the Section 351 Plan shall survive in accordance with its terms; and except that the obligations under
Section 15 shall survive for a period of three (3) years from Closing or termination.

12.  Expenses.
     --------

     Costs and expenses relating to the transactions contemplated by this Agreement shall be borne and paid by each of Jones and New Company, on the one hand, and MAI and the Shareholders, on the other hand, incurring such costs and expenses or on whose behalf such expenses are incurred except as otherwise provided in this Agreement.

13.  Termination.
     -----------

     (a) This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

          (i) By the mutual written consent of MAI, the Shareholders and Jones;
          (ii) By MAI and the Shareholders in the event that any condition to their obligations set forth in Section 8 has not been fulfilled at or prior to the Closing, provided that, if there shall have been a material breach by Jones or New Company of any of their representations, warranties, covenants or agreements contained herein and such breach results in a failure to satisfy a condition to their obligations set forth in Section 8, and such breach can be remedied with diligent effort in period set forth in this sentence, this Agreement cannot be terminated for a period, not to exceed three (3) days if a longer cure period affects the timing of the pricing of the High Yield Offering or fifteen (15) days otherwise, as may be necessary to remedy such breach after notice of such breach to Jones and New Company.

          (iii) By Jones and New Company in the event that any condition to their obligations set forth in Section 9 has not been fulfilled at or prior to the Closing, provided that, if there shall have been a material breach by either of MAI or the Shareholders of any of its representations, warranties, covenants or agreements contained herein and such breach results in a failure to satisfy a condition to their obligations set forth in Section 9, and such breach can be remedied with diligent effort in the period set forth in this sentence, this Agreement cannot be terminated for a period, not to exceed three (3) days if a longer cure period affects the timing of the pricing of the High Yield Offering or fifteen (15) days otherwise, as may be necessary to remedy such breach after notice of such breach to MAI or the Shareholders, as the case may be.

          (iv) By the Shareholders and MAI or by Jones and New Company, if the High Yield Offering has not been completed and closed by July 31, 1998, unless all parties have agreed to a later date.

     (b) The right to terminate this Agreement shall be exercised by written notice from the terminating party to the other party or parties, which notice shall specify in reasonable detail the basis upon which the Agreement is being terminated. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement at or before the date of termination.

     (c) The parties agree to give prompt notice of the discovery of a breach or potential breach of this Agreement by any party, including the party giving such notice.


14.  Indemnification.
     ---------------


     (a)  By MAI and the Shareholders.
          ---------------------------

          (1) MAI and the Shareholders, jointly and severally, will indemnify, defend and hold harmless Jones and New Company and their respective officers, directors, shareholders, owners, employees, agents, successors and assigns (each, a "Jones Party" and collectively, the "Jones Parties") from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts and other fees, costs and expenses) incident or relating to or resulting from the foregoing (collectively, "Losses") resulting from or arising out of (i) any breach of any representation or warranty made by MAI or the Shareholders in this Agreement, (ii) any breach of any covenant, agreement or obligation of MAI or the Shareholders contained in this Agreement, (iii) any act or omission of MAI with respect to, or any event or circumstance related to, the ownership or operation of the assets or the conduct of the business of MAI, which act, omission, event or circumstance occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect to such matter is first asserted before or after the Closing Date, including any matters disclosed in the Schedules hereto, except to the extent the claim is in respect of a Liability, or (iv) any liability or obligation of MAI which was not expressly assumed under this Agreement by New Company; provided, however, that all representations and warranties concerning any current Assets or Liabilities which the parties specifically resolve in connection with the finalization of the Closing Date Balance Sheet, whether as a result of a decision of the Arbitrator or an agreement among the parties, shall not be the basis for an indemnity claim under this Agreement. Any recovery to the Jones Parties for indemnification shall be limited as follows: (w) no Jones Party shall be entitled to any recovery unless a claim for indemnification is made in accordance with Section 14(c) and within the time period of survival set forth in
          Section 11; (x) no Jones Party shall be entitled to recover any amount for indemnification claims under this Section 14(a) unless and until the amount which the Jones Parties are entitled to recover in respect of such claims exceeds, in the aggregate, $75,000 (the "Deductible"), in which event (subject to Clause (y) below) the entire amount which the Jones Parties are entitled to recover in respect of such claims less the Deductible shall be payable; (y) the maximum amount recoverable by the Jones Parties shall in the aggregate be equal to the sum of $7 million in cash plus the value of all shares of Class A Common Stock received by MAI pursuant to Sections 1(e)(ii), 1(f) and 1(g) of this Agreement; and (z) Losses shall be offset by any net insurance recovery obtained by New Company for the related portion of the Losses. A net insurance recovery (as used in this Agreement) means after the costs of collection and the allocable portion of the premium related to such coverage. MAI and the Shareholders shall pay any indemnification claim under this Section 14(a) and, at Shareholders' option, payment may be made through the transfer to the Jones Parties of shares of Class A Common Stock or in cash. For purposes of this
          Section 14, if New Company's Class A Common Stock is not registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") at the time of payment of a claim hereunder, the Class A Common Stock shall be deemed to have a value of $15 per share. If the Class A Common Stock of New Company is registered under the 1934 Act at the time of payment of a claim hereunder, the Class A Common Stock shall be valued based on the average closing price of the Class A Common Stock in the over-the-counter market, or on the principal market or securities exchange on which the shares are then listed for trading, for the 10 trading days preceding the payment of the claim.


          (2) All shares of New Company which are issued to MAI pursuant to this Agreement (whether at Closing or pursuant to the Working Capital Adjustment or the Earnout) shall be retained in, and owned by, MAI for a period of two (2) years from the Closing Date; except that MAI may sell the shares of New Company during such period in a public offering or other public market transaction if the proceeds of such sale, less the portions of the proceeds required to pay all tax obligations arising as a result of such sale, remain the property of MAI. Notwithstanding the preceding sentence, the period during which MAI shall be required to retain shares or proceeds shall be extended by notice from New Company that it has a claim under this Section 14, in which case MAI shall retain a sufficient number of shares of New Company Class A Common Stock or cash sufficient to provide for payment in full of the amount claimed, or such lesser amount equal to the full amount of shares or cash in MAI at the conclusion of the two-year period, until any such claim is resolved. During such period, MAI shall not engage in active operations other than those undertaken pursuant to the Management Agreement. MAI and the Shareholders agree not to take any action which would directly or indirectly transfer record or beneficial ownership interest in the shares of MAI owned by them at the Closing Date nor will the Shareholders or MAI grant any lien or encumbrance on the shares of New Company owned by MAI or the shares of MAI owned by the Shareholders, for the entire period set forth in this Section. MAI and the Shareholders also agree to take whatever action may be necessary or appropriate to carry out their obligations under this Section.

      (b) By Jones and New Company.  Jones and New Company will jointly and
          ------------------------
severally indemnify, defend and hold harmless MAI and the Shareholders and the MAI officers, directors, shareholders, employees, agents, successors and assigns from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts and other fees, costs and expenses) incident or relating to or resulting from the foregoing (collectively, "Losses") result from or arising out of (i) any breach of any representation or warranty made by Jones in this Agreement (ii) any breach of any covenant, agreement or obligation of Jones or New Company contained in this Agreement, (iii) any act or omission of Jones or New Company with respect to, or any event or circumstance related to, the ownership or operation of the Assets and assumption of the Liabilities as provided for herein subsequent to the Closing Date or (iv) an untrue statement of a material fact, or omission to state a material fact, in the private placement memorandum used in the High Yield Offering, except to the extent that Losses arise out of information concerning MAI specifically approved in writing by MAI or the Shareholders provided to

New Company for use in the High Yield Offering. Any recovery from the Jones Parties for indemnification shall be limited as follows: (w) no Jones Party shall be liable for any recovery unless a claim for indemnification is made in accordance with Section 14(c) and within the time period of survival set forth in Section 11; (x) no Jones Party shall be liable for any amount for indemnification claims under this Section 14(b) unless and until the amount in respect of such claims exceeds, in the aggregate, $75,000 (the "Jones Deductible"), in which event (subject to Clause (y) below) the entire amount which MAI is entitled to recover in respect of such claims less the Jones Deductible shall be payable; (y) the maximum amount recoverable from the Jones Parties shall in the aggregate be equal to $7.0 million; and (z) Losses shall be offset by any net insurance recovery obtained by MAI or the Shareholders for the related portion of the Losses. A net insurance recovery means after the costs of collection and the allocable portion of the premiums related to such recovery. Jones shall pay any amount owed in respect of an indemnification claim under this Section 14(b)(i) 60% through the issuance to MAI of shares of Class A Common Stock and (ii) 40% in cash. For purposes of this Section 14, if New Company's Class A Common Stock is not registered under Section 12(g) of the 1934 Act at the time of payment of a claim hereunder, the Class A Common Stock shall be deemed to have a value of $15 per share. If the Class A Common Stock of New Company is registered under the 1934 Act at the time of payment of a claim hereunder, the Class A Common Stock shall be valued based on the average closing price of the Class A Common Stock in the over-the-counter market, or on the principal market or securities exchange on which the shares are then listed for trading, for the 10 trading days preceding the payment of the claim.

     (c) (i) In the event that any party shall incur or suffer any losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Section 14, the party seeking to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification by written notice (a "Notice") to the party from whom indemnification is sought (the "Indemnitor") stating the nature and basis of claim, and if such claim is with respect to a third-party claim, accompanied by a copy of the written notice of the third-party claimant. In the case of Losses arising by reason of any third-party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnitee. The Indemnitor shall have the option, and shall notify the Indemnitee in writing within thirty
(30) days after the date of the Notice of its election either (A) to participate (at its own expense) in the defense of such claim (in which case the defense of such claim shall be controlled by the Indemnitee) or (B) to take charge of and control the defense of such claim (at its own expense). If the Indemnitor fails to notify the Indemnitee of its election within the applicable response period (as determined in the immediately preceding sentence), then the Indemnitor shall be deemed to have elected not to assume the defense of such claim, in which case the Indemnitee may assume the defense of such claim (provided that the Indemnitee shall not settle such claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld). The Indemnitor's failure to respond shall not relieve the Indemnitor of its indemnification obligations under this
Section 14. If the Indemnitor elects to assume the defense of any claim in accordance with this Section 14(c), then the Indemnitee shall be entitled to participate (at its own expense) in such defense. If the Indemnitor elects not to assume the defense of any claim, the Indemnitor may nonetheless participate (at its own expense) in the defense thereof.

          (ii) The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes gives rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have a bearing on such claim.



     (d) In no event shall any party to this Agreement be liable for consequential damages by reason of a breach of any representation, warranty or covenant made by such party in this Agreement or any Ancillary Agreement. All claims arising in respect to this Agreement (but not the agreements attached as Exhibits hereto) shall be made under the provisions of, and subject to the limitations set forth in, this Section 14, except for claims arising based on fraud or under applicable securities laws.



15.  Confidential Information.
     ------------------------

     As used in this Section, "Owner" refers to the party disclosing information, "Recipient" refers to the party to whom a disclosure is made, and an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with such party. For purposes of this Agreement, "Confidential Information" shall mean all information, in whatever form or format, regarding an Owner, any of its affiliates, or any of their respective businesses and operations, that is disclosed to a Recipient prior to the Closing.

     (a) Exceptions.  Notwithstanding the foregoing, information shall not be
         ----------
considered "Confidential Information" for purposes of this Agreement if: (i) the Recipient or its affiliates already possesses the information without obligation of confidentiality at the time of disclosure by the Owner; (ii) the information is or becomes part of the public domain other than as a result of unauthorized disclosure by the Recipient or its affiliates; (iii) the information has been or is made available to the Recipient or its affiliates by a third party which, to the Recipient's or its affiliates' knowledge, is not under an obligation of confidentiality to the Owner or its affiliates; (iv) the information is independently developed by the Recipient or its affiliates; or (v) the information is required to be disclosed by the Recipient or its affiliates pursuant to a judicial or governmental request, requirement or order (provided that the Recipient uses reasonable efforts to provide the Owner with sufficient notice so as to permit the Owner to contest such request, requirement or order) or is required to be disclosed in connection with a securities offering or filing by the Recipient or its affiliates.

     (b) Prohibition of Disclosure.  A Recipient shall not distribute or
         -------------------------
disclose any Confidential Information to any person or entity, except employees of the Recipient or its affiliates with a need to know in connection with this Agreement. In fulfilling its obligations under this Agreement, a Recipient shall treat Confidential Information with no less than the degree of care that the Recipient exercises in the protection of its own proprietary information. At a minimum, a Recipient and its affiliates shall maintain in force with each of their employees to whom any Confidential Information may be disclosed, such confidentiality agreements or company policies as will permit the Recipient to perform its obligations under this Agreement.

     (c) Use of  Confidential Information.  Neither party shall use any
         --------------------------------
Confidential Information of which it is a Recipient in any manner other than in furtherance of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the parties acknowledge and understand that their respective employees, during the course of performing employment services, may further develop their general knowledge, skills and experience as it relates to the businesses in which they work. The subsequent use by such employees of such general knowledge, skills and experience in the ordinary course of business with their respective employers and such employers' affiliates shall not constitute a breach of this Agreement. Furthermore, receipt of Confidential Information shall not create any obligation in any way limiting or restricting the re-assignment of employees within the respective organizations of the parties; provided, however, that upon the re-assignment of any employee, such employee shall not be allowed to keep or have access to any Confidential Information, unless (and only to the extent that) it is necessary to the furtherance of the transactions contemplated by this Agreement.

     (d) Return of Confidential Information.  In the event that there is no
         ----------------------------------
Closing under this Agreement, upon an Owner's request, a Recipient promptly shall deliver to the Owner each and every document, magnetic tape, and every other tangible record of any of the Confidential Information (including any analyses, work sheets and similar materials prepared by Recipient which are based on or derived from Confidential Information) in the possession of the Recipient or, in lieu thereof, at the option of the Owner, shall issue to the Owner a certificate of destruction evidencing that Recipient has destroyed all such documents, tapes and records.

     (e) Injunctive Relief.  There will not be an adequate remedy at law for a
         -----------------
breach by a Recipient of this Section 15, and the Owner may suffer irreparable harm as a result of such a breach. Therefore, if a breach or threatened breach by a Recipient of this Section occurs, in addition to any other rights and remedies it may have, the Owner shall be entitled to seek injunctive relief restraining the Recipient from doing any act in violation of this Section. The Recipient shall pay all costs (including attorneys fees and expenses) incurred by the Owner in enforcing its rights under this Section if the Recipient is found by a court of competent jurisdiction to have violated this Section.

16.  Notices.
     -------

     All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, (iii) sent by facsimile transmission, or (iv) delivered by courier, to the following addresses, or at such other address as a party may designate by notice given in accordance with this Section:


     (a)  If to Jones or        Jones International Networks, Ltd.
          New Company, to:      9697 E. Mineral Avenue
                                Englewood, CO  80112
                                Attn:  Gregory Liptak

          With copy to:         General Counsel
                                9697 E. Mineral Avenue
                                Englewood, CO  80112
                                Phone:  (303) 792-3111
                                Fax:     (303) 799-1644

     (b)  If to MAI to:              MediaAmerica, Inc.
                                     11 West 42nd Street
                                     New York, NY  10036
                                     Phone:  (212) 302-1100

          With copy to:              Fried, Frank, Harris, Shriver & Jacobson
                                     One New York Plaza
                                     New York, NY  10004-1980
                                     Phone:  (212) 859-8000
                                     Fax:     (212) 859-8582
                                     Attn:  Paul Reinstein

     (c)  If to the Shareholders:    Ron Hartenbaum
                                     Gary Schonfeld
                                     11 West 42nd Street
                                     New York, NY  10036

          With copy to:              Fried, Frank, Harris, Shriver & Jacobson
                                     One New York Plaza
                                     New York, NY 10004-1980
                                     Phone:  (212) 859-8000
                                     Fax:     (212) 859-8582
                                     Attn:  Paul Reinstein


     Notices delivered personally or by courier shall be deemed to have been given upon delivery to the intended recipient. Notices transmitted by facsimile transmission shall be deemed to have been given when confirmation of transmission is received. Notices delivered by registered or certified mail shall be deemed to have been given on the delivery date set forth on the receipt of registered or certified mail, or three business days after deposit in the mail, whichever is earlier.

17.  Miscellaneous.
     -------------

     (a) Counterparts.  This Agreement may be executed in multiple counterparts,
         ------------
each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     (b) Entire Agreement, No Waiver.  This Agreement and the documents and
         ---------------------------
instruments referred to herein constitute the entire agreements among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein; provided that the forms of agreements attached hereto as Exhibits shall be superseded by the copies of such agreements executed and delivered by the respective parties thereto, the execution and delivery of such agreements by the parties thereto to be conclusive evidence of such parties' approval of any change or modification therein. No supplement, modification or waiver or termination of this Agreement shall be binding unless duly executed in writing by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party against whom it is asserted and delivered by that party to each of the other parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     (c) Headings.  The title or headings of the various sections and paragraphs
         --------
hereof are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or place any construction upon any of the provisions of this Agreement.

     (d) Schedules and Exhibits as Part of Agreement.  The Schedules and
         -------------------------------------------
Exhibits to this Agreement constitute a part of this Agreement. Such Schedules are referred to herein individually as a "Schedule" and collectively as "Schedules." All statements contained in (i) any Schedule or (ii) any certificate or other instrument delivered by or on behalf of the parties hereto at the Closing, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

     (e) Use of the Plural, etc.  Throughout this Agreement, wherever the
         ----------------------
context so requires the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

     (f) Assignment.  No party may assign this Agreement or any interest herein
         ----------
without the prior written consent of all other parties.All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

     (g) Governing Law.  The parties agree that this Agreement has been executed
         -------------
and delivered in the State of Colorado and shall be construed, enforced and governed by the laws thereof, without giving effect to the principles of conflicts of law of such State.

     (h) Publicity.  Any communications and notices to third parties and all
         ---------
other publicity concerning the transactions contemplated by the Agreements shall be planned and coordinated between Jones and MAI. None of the parties hereto shall disseminate or make public or cause to be disseminated or made public any information regarding the transactions contemplated thereunder without the prior written approval of Jones and MAI, which approval shall not be unreasonably withheld, subject however to the disclosure obligations of any party and its affiliates under applicable securities laws or as otherwise required pursuant to court order, subpoena or other process of law.

     (i) Further Assurances.  From time to time after the Closing, MAI shall, if
         ------------------
reasonably requested by New Company, make, execute and deliver to New Company such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary or proper to transfer all of MAI's right, title, and interest in and to the Assets.

     (j) No Third Party Beneficiaries.  This Agreement shall not confer any
         ----------------------------
rights, claims or remedies upon anyone not a party to this Agreement or the permitted successors and assigns of such a party.

     (k) Extension of Representation Agreement.  Simultaneously with the
         -------------------------------------
execution of this Agreement, the relevant parties have extended the three MAI representation agreements dated January 1, 1997, January 1, 1997 and December 1, 1995 respectively, on the same terms, to December 31, 1999, pursuant to, and on the terms set forth in Exhibit K.

                           (EXECUTION PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and this Agreement has been signed and delivered by the Shareholders, all effective as of the date first above written.

                                    MEDIAAMERICA, INC.

                                    By:/s/ Gary Schonfeld
                                       ------------------
                                       President



THE SHAREHOLDERS:

/s/ Ron Hartenbaum                  /s/ Gary Schonfeld
------------------                  ------------------
Ron Hartenbaum                      Gary Schonfeld


                                    JONES NETWORK HOLDINGS, LLC

                                    By:/s/ Gregory J. Liptak
                                       ---------------------
                                       President


                                    JONES INTERNATIONAL
                                    NETWORKS, LTD.

                                    By/s/ Gregory J. Liptak
                                      ---------------------
                                      President